                                  EXHIBIT 2.1

================================================================================

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                               ASK JEEVES, INC.,
                             a Delaware corporation;


                            ANSWER ACQUISITION CORP.,
                             a Delaware corporation;

                                       and


                         DIRECT HIT TECHNOLOGIES, INC.,
                             a Delaware corporation





                           ---------------------------

                          Dated as of January 25, 2000

                           ---------------------------



================================================================================

                                    EXHIBITS

Exhibit A    -    Certain definitions

Exhibit B    -    Form of Voting Agreement

Exhibit C    -    Form of Escrow Agreement

Exhibit D    -    Form of Stockholder Representation Letter

Exhibit E    -    Persons to sign Parent Affiliate Lock-Up

Exhibit F    -    Form of Parent Affiliate Lock-Up Agreement

Exhibit G    -    Form of Noncompetition Agreement

Exhibit H    -    RESERVED

Exhibit I    -    RESERVED

Exhibit J    -    FIRPTA Statement

Exhibit K    -    Form of Registration Rights Agreement

Exhibit L    -    Form of legal opinion of Testa, Hurwitz & Thibeault, LLP

Exhibit M    -    Form of legal opinion of Cooley Godward LLP

Exhibit N    -    Form of Tax Representation Letters

                                TABLE OF CONTENTS

                                                                                   PAGE
SECTION 1.        DESCRIPTION OF TRANSACTION..........................................1

         1.1      Merger of Merger Sub into the Company...............................1

         1.2      Effect of the Merger................................................1

         1.3      Closing; Effective Time.............................................1

         1.4      Articles of Incorporation and Bylaws; Directors and Officers........2

         1.5      Conversion of Shares................................................2

         1.6      Stock Options.......................................................5

         1.7      Closing of the Company's Transfer Books.............................6

         1.8      Exchange of Certificates; Escrow Shares.............................6

         1.9      Appraisal Rights....................................................8

         1.10     Tax Consequences....................................................9

         1.11     Further Action......................................................9

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................9

         2.1      Due Organization; No Subsidiaries; Etc..............................9

         2.2      Certificate of Incorporation and Bylaws; Records....................9

         2.3      Capitalization, Etc................................................10

         2.4      Financial Statements...............................................11

         2.5      Absence of Changes.................................................11

         2.6      Title to Assets....................................................13

         2.7      Equipment; Leasehold...............................................13

         2.8      Title to Real Property.............................................13

         2.9      Intellectual Property..............................................14

         2.10     Contracts..........................................................15

         2.11     Liabilities........................................................17

         2.12     Compliance with Legal Requirements.................................17

         2.13     Governmental Authorizations........................................17

         2.14     Tax Matters........................................................17

         2.15     Employee and Labor Matters; Benefit Plans..........................18

         2.16     Environmental Matters..............................................19

         2.17     Insurance..........................................................19

         2.18     Related Party Transactions.........................................20



                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                   PAGE
         2.19     Legal Proceedings; Orders..........................................20

         2.20     Authority; Binding Nature of Agreement.............................21

         2.21     Non-Contravention; Consents........................................21

         2.22     Full Disclosure....................................................22

         2.23     Vote Required......................................................22

         2.24     No Brokers.........................................................22

         2.25     No Existing Discussions............................................22

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............22

         3.1      Corporate Existence and Power......................................22

         3.2      Authority; Binding Nature of Agreement.............................22

         3.3      No Conflict; Consents..............................................23

         3.4      SEC Filings; Financial Statements..................................23

         3.5      Valid Issuance.....................................................23

         3.6      Merger Sub.........................................................23

         3.7      Legal Proceedings..................................................23

         3.8      Absence of Certain Changes.........................................24

SECTION 4.        CERTAIN COVENANTS OF THE COMPANY...................................24

         4.1      Access and Investigation...........................................24

         4.2      Operation of the Business of the Company...........................24

         4.3      Notification; Updates to Disclosure Schedule.......................26

         4.4      No Negotiation.....................................................26

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES................................27

         5.1      Filings and Consents...............................................27

         5.2      Company Stockholders' Meeting......................................27

         5.3      Public Announcements...............................................27

         5.4      Parent Affiliate Lock-Up...........................................28

         5.5      Commercially Reasonable Efforts....................................28

         5.6      Termination of Agreements..........................................28

         5.7      Employee and Related Matters.......................................28

         5.8      Protection of Proprietary Assets...................................29

         5.9      FIRPTA Matters.....................................................29



                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                   PAGE
         5.10     Notification.......................................................29

         5.11     Tax-Free Reorganization............................................29

         5.12     Nasdaq National Market Listing.....................................30

         5.13     Indemnification of Directors and Officers of the Company...........30

         5.14     Blue Sky Laws......................................................30

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.......30

         6.1      Accuracy of Representations........................................30

         6.2      Performance of Covenants...........................................31

         6.3      Stockholder Approval...............................................31

         6.4      Consents...........................................................31

         6.6      Agreements and Documents...........................................31

         6.7      Absence of Material Adverse Effect.................................32

         6.8      Stock Certificates.................................................32

         6.9      FIRPTA Compliance..................................................32

         6.10     No Restraints......................................................32

         6.11     No Legal Proceedings...............................................32

         6.12     Rule 506 Exemption.................................................33

SECTION 7.        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.................33

         7.1      Accuracy of Representations........................................33

         7.2      Performance of Covenants...........................................33

         7.3      Stockholder Approval...............................................33

         7.4      Agreements and Documents...........................................33

         7.5      Listing............................................................34

         7.6      Absence of Material Adverse Effect.................................34

         7.7      No Restraints......................................................34

         7.8      Tax Opinion........................................................34

SECTION 8.        TERMINATION........................................................34

         8.1      Termination Events.................................................34

         8.2      Termination Procedures.............................................35

         8.3      Effect of Termination..............................................35

SECTION 9.        INDEMNIFICATION, ETC...............................................35

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                   PAGE
         9.1      Survival of Representations, Etc...................................35

         9.2      Indemnification....................................................36

         9.3      Exclusive Remedy...................................................37

         9.4      No Contribution....................................................37

         9.5      Defense of Third Party Claims......................................37

SECTION 10.       MISCELLANEOUS PROVISIONS...........................................38

         10.1     Stockholders' Agent................................................38

         10.2     Further Assurances.................................................38

         10.3     Fees and Expenses..................................................39

         10.4     Attorneys' Fees....................................................39

         10.5     Notices............................................................39

         10.6     Time of the Essence................................................40

         10.7     Headings...........................................................40

         10.8     Counterparts.......................................................40

         10.9     Governing Law......................................................40

         10.10    Successors and Assigns.............................................40

         10.11    Remedies Cumulative; Specific Performance..........................40

         10.12    Waiver.............................................................40

         10.13    Amendments.........................................................41

         10.14    Severability.......................................................41

         10.15    Parties in Interest................................................41

         10.16    Entire Agreement...................................................41

         10.17    Waiver of Jury Trial...............................................41

         10.18    Construction.......................................................41

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

       THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of January 25, 2000, by and among ASK JEEVES, INC., a Delaware corporation ("Parent"); ANSWER ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and DIRECT HIT TECHNOLOGIES, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

       A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the 9Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

       B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

       C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

       D. Contemporaneously with the execution and delivery of this Agreement, the holders of capital stock of the Company representing approximately 60% of the voting capital stock of the Company are executing and delivering to Parent a voting agreement (a "Voting Agreement") of even date herewith substantially in the form of Exhibit B.

                                    AGREEMENT

       The parties to this Agreement intending to be legally bound hereby agree as follows:

SECTION 1.    DESCRIPTION OF TRANSACTION

       1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

       1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

       1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m. on a date to be agreed upon by the parties as soon as practicable, but no later than one business day, after the satisfaction (or, to the extent permitted, waiver) of the conditions set forth in Sections 6 and 7. (The date on which the

Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").


       1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

              (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;

              (b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

              (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals selected by Parent prior to the Closing.

       1.5    CONVERSION OF SHARES.

              (a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                     (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Applicable Fraction (as defined below) of a share of the common stock (par value $0.001 per share) of Parent ("Parent Common Stock");

                     (ii) each share of Series A Preferred Stock, $0.001 par value per share, of the Company ("Company Series A Preferred Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive the Applicable Fraction of a share of Parent Common Stock and the Series A Preference Fraction of a share of Parent Common Stock;

                     (iii) each share of Series B Preferred Stock, $0.001 par value per share, of the Company ("Company Series B Preferred Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive the Applicable Fraction of a share of Parent Common Stock and the Series B Preference Fraction of a share of Parent Common Stock; and

                     (iv) each share of the common stock (par value $0.001 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

The capitalized terms used above without definition shall have the following meanings:

       "AGGREGATE CONSIDERATION" means the number of shares of Parent Common Stock obtained by deriving the sum of (A) 4,750,000, plus (B) the product obtained by multiplying the Unvested Remaining Employee Shares by the Parent Stock Conversion Ratio, plus (C) the product obtained by multiplying the Unvested Terminated Employee Shares by the Parent Stock Conversion Ratio.

       "APPLICABLE FRACTION" means the fraction (A) having a numerator equal to the Aggregate Consideration less the Preference Shares, and (B) having a denominator equal to the Fully Diluted Company Shares.

       "CHANGE OF CONTROL SHARES" means the shares and options to purchase Company Common Stock that will vest as a result of the Merger in accordance with the provisions of the Company's option plans or option agreements.

       "FULLY DILUTED COMPANY SHARES" means the Fully Diluted Vested Shares and the Unvested Remaining Employee Shares.

       "FULLY DILUTED UNVESTED SHARES" means the sum of (A) the number of Unvested shares of capital stock of the Company, plus (B) the aggregate number of shares of capital stock of the Company issuable upon the exercise of any Unvested option, in each case outstanding immediately prior to the Effective Time (excluding the Terminated Officer Shares, the Change of Control Shares and the Option Plan Termination Shares).

       "FULLY DILUTED VESTED SHARES" means the sum of (A) the aggregate number of Vested shares of capital stock of the Company (including the Terminated Officer Shares, the Change of Control Shares and the Option Plan Termination Shares) outstanding immediately prior to the Effective Time, plus (B) the aggregate number of shares of capital stock of the Company (if any) issuable upon the exercise of any Vested option (including the Terminated Officer Shares, the Change of Control Shares and the Option Plan Termination Shares), outstanding warrant or other right to acquire capital stock of the Company, or the conversion of any convertible securities, outstanding immediately prior to the Effective Time.

       "OPTION PLAN TERMINATION SHARES" means the shares of Company Common Stock and options to purchase Company Common Stock that will vest pursuant to the provisions of the Company's 1998 Stock Option Plan and 1998-A Stock Option Plan (but not pursuant to any applicable option agreement) upon termination of employment following the Merger.

       "PARENT CLOSING PRICE" means the closing price as listed on The Nasdaq National Market in U.S. dollars of one share of Parent Common Stock on the day immediately prior to the Closing Date.

       "PARENT STOCK CONVERSION RATIO" means the fraction (A) having the numerator equal to 4,750,000, and (B) having the denominator equal to the Fully Diluted Vested Shares.

       "PREFERENCE SHARES" means the sum of the Series A Preference Shares and the Series B Preference Shares.

       "SERIES A PREFERENCE FRACTION" means the fraction (A) having the numerator equal to 0.2667, and (B) the denominator equal to the Parent Closing Price.

       "SERIES A PREFERENCE SHARES" means the number of shares of Parent Common Stock obtained by deriving the product of (A) the number of shares of Company Series A Preferred Stock outstanding immediately prior to the Effective Time, multiplied by (B) the Series A Preference Fraction.

       "SERIES B PREFERENCE FRACTION" means the fraction (A) having the numerator equal to 1.51067, and (B) the denominator equal to the Parent Closing Price.

       "SERIES B PREFERENCE SHARES" means the number of shares of Parent Common Stock obtained by deriving the product of (A) the number of shares of Company Series B Preferred Stock outstanding immediately prior to the Effective Time, multiplied by (B) the Series B Preference Fraction.

       "TERMINATED OFFICER SHARES" means the shares of Company Common Stock and options to purchase Company Common Stock which will be Vested as a result of the expected termination of Messrs. McDonough and Casey and Ms. McPherron.

       "UNVESTED" means that shares (or, if unexercised, shares underlying options) are subject to repurchase rights by the Company or any successor to the Company.

       "UNVESTED REMAINING EMPLOYEE SHARES" means the Fully Diluted Unvested Shares less the Unvested Terminated Employee Shares.

       "UNVESTED TERMINATED EMPLOYEE SHARES" means the aggregate number of shares of Company Common Stock set forth on SCHEDULE 1.5 attached hereto (such schedule to be updated immediately prior to the Closing to reflect vesting as of such date) under the column heading "Unvested Terminated Employee Shares."

       "VESTED" means that shares (or, if unexercised, shares underlying options) are not subject to repurchase rights by the Company or any successor to the Company.

              (b) To the extent not prohibited by the applicable agreement, if any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company (to the extent the restriction does not terminate in accordance with its terms as a result of the Merger), then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

              (c) A portion of the shares of Parent Common Stock issued in the Merger shall be delivered into escrow and held as specified in Section 1.8 hereof.

              (d) In the event Parent at any time or from time to time between the date of this Agreement and the Effective Time declares or pays any dividend on Parent Common Stock payable in Parent Common Stock or in any right to acquire Parent Common Stock, or effects a subdivision of the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock (by stock dividends, combinations, splits, recapitalizations and the like), or in the event the outstanding shares of Parent Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Parent Common Stock, then the Applicable Fraction shall be appropriately adjusted.

       1.6 STOCK OPTIONS. At the Effective Time, each option to purchase shares of capital stock of the Company that is then outstanding, whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement and without regard to any provisions thereof which permit modification to such terms by the Board of Directors of Company or Parent) of the Company's 1998-A Stock Plan (the "Stock Plan") and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock,
(ii) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent and (iv) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged and shall continue to have, and be subject to, the same terms and conditions as set forth in the Stock Plan and/or stock option agreement by which such Company Option is evidenced immediately prior to the Effective Time; PROVIDED, HOWEVER, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time; and PROVIDED, FURTHER, that if the employment of the holder of a Company Option is terminated by Parent other than for Cause or such holder terminates his or her employment with Parent for Good Reason, in each case within 180 days of the Closing Date, then, in addition to the portion of the Company Option which vests in accordance with its terms as a result of this transaction or such termination, an additional 25% of the shares originally issuable under such Company Option shall vest effective upon the date of such termination. The foregoing acceleration provision shall also apply to each holder of a Company Option who does not become an employee of Parent pursuant to
Section 5.7 hereof. In addition, if any Company Option is exercised prior to the first anniversary of the Closing Date, then Parent shall deliver to such holder a certificate representing 90 percent of the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Section 1.6 and shall deliver to the escrow agent under the Escrow Agreement in the form of Exhibit C hereto (the "Escrow Agreement"), on behalf of such holder, a certificate representing 10 percent of the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1.6, which shall be deemed to be Escrow Shares for purposes of this Agreement and the Escrow Agreement. Such holder shall be deemed to be a Merger Stockholder for purposes of Sections 9 and 10.1 of this Agreement and the Escrow Agreement. By exercising a Company Option prior to the first anniversary of the Closing Date, the holder shall be deemed to have approved Sections 9 and 10.1 of this Agreement and the Escrow Agreement. The Company and Parent shall take all action that may be necessary to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option and
(iii) Parent's commitment with respect to accelerated vesting upon a termination of employment as described in this Section 1.6. It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent that such Company Options qualified as incentive stock options immediately prior to the Effective Time. Parent shall file with the SEC, no later than coincident with the effectiveness of the Resale Registration Statement contemplated by the Registration Rights
Agreement attached as Exhibit K hereto, a registration statement on Form S-8 registering the shares of Parent Common Stock issuable upon exercise of any Company Options assumed by Parent pursuant to this Section 1.6. Parent shall use its commercially reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such Company Options remain outstanding. Parent shall take all necessary corporate action to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed in accordance with this Section 1.6.

       1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

       1.8    EXCHANGE OF CERTIFICATES; ESCROW SHARES.

              (a) At or prior to the Effective Time, Parent shall reserve for exchange in accordance with this Section 1, (i) the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.5 in exchange for outstanding shares of Company Common Stock and Company Preferred Stock and (ii) cash for fractional shares in the amount described in Section 1.8(c). At the Closing, each Company stockholder that does not perfect its appraisal rights and is otherwise entitled to receive shares of Parent Common Stock pursuant to Section 1.5 (a "Merger Stockholder") shall surrender to Parent all certificates representing shares of Company Common Stock or Company Preferred Stock (properly endorsed for transfer). At or as soon as practicable after the Effective Time, Parent shall deliver to each Merger Stockholder a certificate representing 90 percent of the number of whole shares of Parent Common Stock that such Merger Stockholder has the right to receive pursuant to the provisions of Section 1.5. At or as soon as practicable after the Effective Time, Parent shall deliver to the escrow agent under the Escrow Agreement, on behalf of the Merger Stockholders, a certificate representing 10 percent of the number of whole shares of Parent Common Stock that the Merger Stockholders have the right to receive pursuant to the provisions of Sections 1.5 (the "Escrow Shares"). With respect to those Merger Stockholders whose shares of Company Common Stock are subject to a repurchase right by the Company (a "Restricted Stock Purchase Agreement") and to the extent such repurchase right does not terminate in accordance with its terms as a result of the Merger, the number of Escrow Shares deposited on behalf of each such Merger Stockholder shall be prorated between such Merger Stockholder's unreleased shares under a Restricted Stock Purchase Agreement and shares that have been released from the Company's repurchase right based on the number of shares that constitute unreleased shares under a Restricted Stock Purchase Agreement and the number of shares that have been so released as of the Effective Time. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common
Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and indemnity agreement against any claim that may be made against Parent or the Surviving
Corporation with respect to such Company Stock Certificate.

              (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this
Section 1.8 (at which time such holder shall be entitled receive all such dividends and distributions and such cash payment).

              (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price at the Effective Time for Parent Common Stock.

              (d) The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

              (e) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

              (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

              (g) The Escrow Shares shall be maintained in an escrow fund (the "Escrow Fund") for purposes of satisfying claims brought pursuant to
Section 9 and for the period of time set forth in the Escrow Agreement.

       1.9    APPRAISAL RIGHTS.

              (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company for which, as of the Company Stockholders' Meeting (as defined in Section 5.2 hereof), the holder thereof has demanded an appraisal of their value in accordance with Section 262 of the Delaware General Corporation Law ("Dissenting Shares") shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in
Section 262 of the Delaware General Corporation Law; PROVIDED, HOWEVER, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Section 262 of the Delaware General Corporation Law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5.

              (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company at or prior to the Company Stockholders' Meeting to require the Company to purchase Dissenting Shares pursuant to Section 262 of the Delaware General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless
Parent shall have consented in writing to such payment or settlement offer.

       1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code and the parties agree to report the Merger as such on their respective tax returns. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

       1.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              The Company represents and warrants, to and for the benefit of the Indemnitees, subject to such exceptions as are disclosed in the Disclosure Schedule (the parties acknowledge that disclosure contained in any part of the Disclosure Schedule shall be deemed to be disclosed in all other parts to which the relevance of such disclosure is reasonably apparent), as follows:

       2.1    DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and is currently proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and (iii) to perform its obligations under all Company Contracts.

              (b) The Company is not and has never been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction.

              (c) Part 2.1(c) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors and
(iii) the names and titles of the Company's officers.

              (d) The Company does not own any controlling interest in any Entity, and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity.

       2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (a) the Company's certificate of incorporation and bylaws, including all amendments thereto; (b) the stock records of the Company and (c) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There has not been any violation of any of the provisions of the Company's certificate of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects.

       2.3    CAPITALIZATION, ETC.

              (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 35,000,000 shares of Company Common Stock, of which 9,878,892 shares are issued and outstanding and (ii) 10,942,678 shares of Preferred Stock, 5,187,501 of which are designated as Series A Preferred, all of which are issued and outstanding, 1,323,912 of which are designated as Series B Preferred Stock, all of which are issued and outstanding, and 4,431,265 of which are designated as Series C Preferred Stock, 4,431,263 of which are issued and outstanding. The Company has reserved an additional 1,758,607 shares of Company Common Stock for issuance under the Stock Plan to employees, advisory board members, officers or directors of, or consultants to, the Company, of which options to acquire 1,462,646 shares of Common Stock have been granted and are currently outstanding. The number of shares of Company Common Stock subject to unvested Company Options and the number of unvested shares of Company Common Stock subject to Restricted Stock Purchase Agreements (in each case after giving effect to the Merger) is not in excess of an aggregate of 1,628,380 shares of Company Common Stock.

              (b) All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Company. There are no preemptive rights applicable to any shares of capital stock of the Company.

              (c) Except as set forth in Section 2.3(a) or Part 2.3(c) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) to the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

              (d) Except as set forth in Part 2.3(d) of the Disclosure Schedule, the Company has not repurchased, redeemed or otherwise reacquired any of its shares of capital stock or other securities. All securities so reacquired by the Company were reacquired in compliance with (i) all applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

       2.4    FINANCIAL STATEMENTS.

              (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                     (i) The audited balanced sheets of the Company as of December 31, 1998, and the related audited income statements, statements of shareholders' equity and cash flows with the notes thereto and the unqualified report and opinion of Deloitte & Touche LLP relating thereto; and

                     (ii) The unaudited balance sheet of the Company as of September 30, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the nine months then ended.

              (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations (and in the case of the financial statements referred to in Section 2.4(a)(i), cash flows) of the Company for the period covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude.)

       2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since September 30, 1999:

              (a) there has not been any material adverse change in the business, condition, operations or financial performance of the Company, and, to the knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

              (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of the Company;

              (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, nor has the Company repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

              (d) except as described in Section 2.3 or Part 2.3 of the Disclosure Schedule, the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security or

       (iii) any instrument convertible into or exchangeable for any capital stock or other security of the Company;

              (e) there has been no amendment to the certificate of incorporation or bylaws of the Company, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (f) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

              (g) the Company has not made any capital expenditure that, when added to all other capital expenditures made on behalf of the Company since September 30, 1999, exceeds $50,000;

              (h) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined below) or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

              (i) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except in each case for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and on a consistent basis;

              (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

              (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and on a consistent basis;

              (l) the Company has not (i) lent money to any Person (other than pursuant to routine advances made to employees for travel and business expenses in the ordinary course of business) or (ii) incurred or guaranteed any indebtedness for borrowed money;

              (m) the Company has not changed any of its methods of accounting or accounting practices in any respect;

              (n) the Company has not made any material Tax election other than in the ordinary course of business;

              (o)    the Company has not commenced or settled any Legal
       Proceeding;

              (p) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

              (q) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(p)" above.

       2.6    TITLE TO ASSETS.

              (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it in the Company's Registration Statement on Form S-1, as filed with Securities and Exchange Commission, except for such imperfections of title which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the assets subject thereto or affected thereby. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of such assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable and (y) minor liens that have arisen in the ordinary course of business and that do not (in any individual case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

              (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

       2.7    EQUIPMENT; LEASEHOLD.

              (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Company in the manner in which such business is currently being conducted.

              (b) The Company does not own any leasehold interest in real property, except for the leasehold created under the real property lease identified in Part 2.8 of the Disclosure Schedule.

       2.8 TITLE TO REAL PROPERTY. The Company does not own any real property or interests in real property other than leasehold interests in real property.
Part 2.8 of the Disclosure Schedule sets forth a complete list of all real property and interest in real property leased by the Company ("Leased Real Property"). The Company has good and valid title to the leasehold interests in all Leased Real Property, in each case free and clear of all Encumbrances, except (i) such as are set forth in Part 2.8 of the Disclosure Schedule, (ii) leases, subleases and similar agreements set forth in Part 2.8 of the Disclosure Schedule, (iii) easements, covenants, rights-of-way and other similar restrictions of record that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company, (iv) minor liens that have arisen in the ordinary course of business and have been or will be paid promptly and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company and (vi) any Encumbrance on the landlord's interest in any Leased Real Property, including any deeds of trust, mortgages or other monetary liens.

       2.9    INTELLECTUAL PROPERTY.

              (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth each trademark, trade name, service mark, service name, patent, patent application and registered copyright owned by the Company. Part 2.9(a)(ii) of the Disclosure
Schedule identifies and provides a brief description of each trademark, trade name, service mark, service name, patent and patent application licensed to the Company by any Person (except for any trademark, trade name, service mark, service name, patent and patent application that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such trademark, trade name, service mark, service name, patent and patent application is being licensed to the Company. Except as set forth in Part 2.9(a)(iii) of the Disclosure Schedule, the Company has valid and marketable title to all of the Company Proprietary Assets identified in Part 2.9(a)(i) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(ii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

              (b) The Company has taken reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b)(i) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset. Except as set forth in Part 2.9(b)(ii) of the Disclosure Schedule, all current and former employees, consultants and independent contractors that are or were involved in the creation, invention, research or development of the Company Proprietary Assets have executed and delivered to the Company an agreement that is substantially identical to the form of the Employee Inventions and Proprietary Rights Assignment Agreement previously delivered to Parent.

              (c) None of the Company Proprietary Assets or the use or exercise of any Company Proprietary Asset infringes any patent, copyright, trade secret, trademark or other intellectual property right of any other Person existing as of the date hereof and/or the Closing Date. The Company is not misappropriating or making any unlawful use of, and the Company has not at any time misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. The Company has not received any notice or other communication of any actual or alleged infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes any Company Proprietary Asset.

              (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

              (e) Except as set forth in Part 2.9(e) of the Disclosure Schedule, the Company's products and products under development and the internally developed computer systems and software are Date Compliant. Except as set forth in Part 2.9(e) of the Disclosure Schedule, to the knowledge of the Company, the third party computer systems and software used by the Company in its internal operations are Date Compliant. The Company has delivered to Parent accurate and complete copies of all memoranda, analyses, reports, correspondence and other documents existing as of the date hereof and relating to the Date Compliance status of the Company's products, products under development and internally used systems and software which have been received by the Company from third parties or prepared internally by the Company (to the extent that such documents are not subject to the attorney-client privilege).

              (f) No internally developed product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Company to any Person, and to the knowledge of the Company, no third party product, system, program or software module sold, licensed or otherwise made available by the Company to any Person, contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user. There is no coded user limit.

       2.10   CONTRACTS.

              (a)    Part 2.10(a) of the Disclosure Schedule identifies:

                     (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                     (ii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person or
       (B) to transact business or deal in any other manner with any other
       Person;

                     (iii) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship involving annual payments in excess of $50,000 or with a term of longer than one year;

                     (iv) each Company Contract relating to the acquisition, issuance or transfer of any securities;

                     (v)    each Company Contract creating or relating to
       (i) any partnership or (ii) joint venture or any sharing of revenues, profits, losses, costs or liabilities involving annual payments in excess of $5,000 or with a term of longer than one year;

                     (vi) each Company Contract with any Related Party (as defined in Section 2.18);

                     (vii) each Company Contract with a corporate or similar sponsor involving annual payments in excess of $5,000 or with a term of longer than 180 days;

                     (viii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate or (B) the performance of services having a value in excess of $50,000 in the aggregate, in each case other than Contracts that have a term of less than 60 days or that may be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

                     (ix) each Company Contract relating to the license of any patent, copyright, trade secret or other proprietary right to or from the Company other than any patent, copyright, trade secret or other proprietary right that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000;

                     (x) each Company Contract relating to the grant of rights to manufacture, produce, assemble, license, market, or sell the Company's products to any other person or otherwise affecting the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products;

                     (xi) each Company Contract relating to indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business); and

                     (xii) any other Company Contract that is material to the business of the Company.

(Contracts in the respective categories described in clauses "(i)" through "(xii)" above are referred to in this Agreement as "Material Contracts.")

              (b) The Company has delivered to Parent accurate and complete copies of all written Material Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract identified in Part 2.10 of the Disclosure Schedule is in full force and effect, and, to the knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (c)    Except as set forth in Part 2.10 of the Disclosure
Schedule:

                     (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract, except where such violations, breaches or defaults which have not had and will not reasonably be expected to have a Material Adverse Effect on the Company;

                     (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to,
       (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default under or exercise any remedy for breach of any Company Contract,
       (C) give any Person the right to accelerate the maturity or performance of any Company Contract or (D) give any Person the right to cancel, terminate or modify any Company Contract;

                     (iii) the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and

                     (iv) the Company has not waived any of its material rights under any Material Contract.

       2.11 LIABILITIES. The Company does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), which are not set forth in the Company Financial Statements except for the liabilities incurred in the ordinary course of business consistent with past practices or identified in Part 2.11 of the Disclosure Schedule.

       2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, the Company has never received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

       2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in
Part 2.13 of the Disclosure Schedule. The Company has never received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

       2.14 TAX MATTERS. The Company has filed all federal, state, local and foreign tax returns that are required to have been filed or has requested extension thereof and has paid all taxes, including sales and withholding taxes, penalties and interest, assessments, fees and other charges to the extent that the same have become due and payable. No tax assessment or deficiency has been made or proposed against the Company nor has the Company received any notice of any proposed tax audit, assessment or deficiency. No claim or proceeding is pending or to the Company's knowledge has been threatened against or with respect to the Company in respect of any tax. As of the Closing Date, there will be no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment by the Company or Parent of any amount to any employee or former employee of the Company in connection with liabilities of such employee or independent contractor or former employee or independent contractor pursuant to Section 280G. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement.

       2.15   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

              (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee") and that is not listed in Part 2.15(c) of the Disclosure Schedule.

              (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the knowledge of the Company, the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan for the benefit of Employees or former Employees (a "Pension Plan").

              (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans for the benefit of Employees or former Employees that are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans").

              (d)    With respect to each Plan, the Company has delivered to
Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto) and (ii) an accurate and complete copy of all reports, summary plan descriptions, material employee communications, trust or other funding agreements, financial statements and Contract relating to or with respect to such Plan;

              (e) Except as set forth in Part 2.15(e) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law and (ii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

              (f) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements.

              (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule or as otherwise contemplated by this Agreement, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

              (h) Part 2.15(h) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the employees of the Company are "at will" employees.

              (i) Except as set forth in Part 2.15(i) of the Disclosure Schedule, the Company has good labor relations, and the Company does not have any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of the Company or (ii) any of the employees of the Company intends to terminate his or her employment with the Company.

       2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by the Company with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner, lessee or operator or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. There has been no release or discharge by the Company (or, to the knowledge of the Company, by any current or prior owner, lessee or operator of any property leased or controlled by the Company) of any Materials of Environmental Concern that would or would reasonably be expected to give rise to an obligation by the Company to effect any environmental cleanup or remediation.

       2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies, other than those listed in Part 2.15(a) or (c), maintained by, at the expense of or for the benefit of the Company, identifies any material claims made thereunder, and includes a summary of the amounts and types of coverage and the deductibles under each such insurance policy. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible
(a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

       2.18   RELATED PARTY TRANSACTIONS.

              (a)    Except as set forth in Part 2.18(a) of the Disclosure
Schedule: (a) no Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time been, indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company or for reimbursement of travel or business expenses incurred in the ordinary course of business or pursuant to any option granted under the Stock Plan). (For purposes of this Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the stockholders of the Company;
(ii) each individual who is, or who has at any time been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

              (b) Part 2.18(b) of the Disclosure Schedule sets forth an accurate description of any transfer of capital stock of the Company that has ever occurred between or among any existing or former stockholders of the Company. Exhibit E identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

       2.19   LEGAL PROCEEDINGS; ORDERS.

              (a) Except as set forth in Part 2.19(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and, to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company and that could have a Material Adverse Effect on the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, except as set forth in Part
2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding which could have a Material Adverse Effect on the Company.

              (b) Except as set forth in Part 2.19(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

              (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, none of the stockholders of the Company is subject to any order, writ, injunction, judgment or decree that relates to the business of the Company or to any of the assets owned or used by the Company.

       2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and general principles of equity.

       2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

              (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of the Company or (ii) any resolution adopted by the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company;

              (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

              (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

              (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract or (iii) cancel, terminate or modify any such Material Contract; or

              (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be, required to make any filing with, or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

       2.22 FULL DISCLOSURE. None of the representations or warranties made by the Company in this Agreement (including, and as modified by, the Disclosure Schedule) or in the Company Closing Certificate, (i) contains or will contain any untrue statement of a material fact or (ii) omits or will omit to state any material fact necessary in order to make the representations and warranties contained herein (in the light of the circumstances under which such representations and warranties were made or provided) not misleading.

       2.23 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class (the "Required Vote"), is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

       2.24 NO BROKERS. Except for FleetBoston Robertson Stephens, Inc. (whose fee will be shared with Thomas Weisel Partners LLC, SoundView Technology Group and Wit Capital Corporation), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

       2.25 NO EXISTING DISCUSSIONS. Except as set forth in Part 2.25 of the Disclosure Schedule, neither the Company nor any Representative of the Company is engaged, directly or indirectly, in any discussions or negotiations with any other Person (other than Parent and Merger Sub) relating to any Acquisition Transaction.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

              Parent and Merger Sub jointly and severally represent and warrant, subject to exceptions disclosed on the Parent Disclosure Schedule, to the Company as follows:

       3.1 CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

       3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

       3.3 NO CONFLICT; CONSENTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Sub are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, or of any Legal Requirement or any provision of any Contract to which Parent or Merger Sub is a party, except where any of the foregoing would not have, individually or in the aggregate, a Material Adverse Effect on Parent. No Consent of any Governmental Body is necessary on the part of Parent or Merger Sub for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement.

       3.4 SEC FILINGS; FINANCIAL STATEMENTS. Parent has filed with the Securities and Exchange Commission (the "SEC") and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its subsidiaries since June 30, 1999 under the Securities Act and the Exchange Act (collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents and any forms, reports, schedules, statements and other documents Parent may file with the SEC subsequent to the date hereof until the Closing, including, without limitation, any financial statements or schedules included therein, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Parent SEC Documents fairly presented in all material respects the financial position of Parent and its consolidated subsidiary as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly presented in all material respects the results of operations and cash flows of Parent and its consolidated subsidiary for the respective periods or as of the respective dates set forth therein. Each of the consolidated balance sheets and statements of operations and cash flows (including the related notes) included in the Parent SEC Documents has been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

       3.5 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger and upon exercise of Company Options assumed in accordance with the provisions of this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable, will not be subject to any preemptive rights and will have been issued pursuant to an effective exemption from registration under the Securities Act.

       3.6 MERGER SUB. Merger Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Merger

Sub has not engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement.

       3.7 LEGAL PROCEEDINGS. Except as disclosed in the Parent SEC Documents, there is no pending Legal Proceeding, and, to the knowledge of Parent and Merger Sub, no Person has threatened to commence any Legal Proceeding: (i) that involves the Parent, Merger Sub or any of their respective assets owned or used by them and that could have a Material Adverse Effect on Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.

       3.8 ABSENCE OF CERTAIN CHANGES. Since the date of the Parent SEC Documents (and except as disclosed therein), Parent has conducted business in the ordinary course and there has not occurred (i) any amendments or changes to its certificate of incorporation or by-laws of Parent; (ii) any damage to, or destruction or loss of any assets of Parent that could have a Material Adverse Effect on Parent or (iii) any event which has had or could reasonably be expected to result in or have a Material Adverse Effect on Parent.

SECTION 4.    CERTAIN COVENANTS OF THE COMPANY

       4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Closing Date or earlier termination of this Agreement pursuant to the provisions of Section 8.1 (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

       4.2 OPERATION OF THE BUSINESS OF THE COMPANY. Without the prior written consent of Parent, which shall not be unreasonably withheld, during the Pre-Closing Period:

              (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

              (b) the Company shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

              (c) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

              (d) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and the Company shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to the Company;

              (e) except for the issuance of shares of Company Common Stock upon exercise or conversion of presently outstanding Company Preferred Stock or Company Options, the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

              (f) except as contemplated by this Agreement, the Company shall not amend or permit the adoption of any amendment to the certificate of incorporation or bylaws of the Company, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (g) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

              (h) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $50,000 per month;

              (i) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Material Contract;

              (j) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business) or (ii) incur or guarantee any indebtedness for borrowed money;

              (k) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, except to change health insurance providers, or as may be required by applicable law to maintain its legal status, (ii) other than in the ordinary course of business consistent with past practice, pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees or
       (iii) hire any new employee;

              (l) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

              (m)    the Company shall not make any tax election;

              (n) the Company shall not commence or settle any Legal Proceeding; and

              (o) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(n)" above.


       4.3    NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

              (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes in any material respect an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute in any material respect an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (a) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (b) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely prior to February 15, 2000.

              (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. Except as expressly set forth in this Agreement, no such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

       4.4 NO NEGOTIATION. During the Pre-Closing Period, the Company shall not, directly or indirectly:

              (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

              (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

              (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of its affiliates during the Pre-Closing Period.

SECTION 5.    ADDITIONAL COVENANTS OF THE PARTIES

       5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings, if any, and give all notices, if any, required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and (b) shall use all commercially reasonable efforts to obtain all Consents, if any, required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

       5.2 COMPANY STOCKHOLDERS' MEETING. No later than January 27, 2000, the Company and Parent shall finalize an Information Statement relating to the approval of the Merger by the Company's stockholders and the exercise of appraisal rights in connection therewith (the "Information Statement"). The Parent and the Company shall provide and include in the Information Statement such information relating to the Parent and the Company and their respective stockholders as required pursuant to the provisions of applicable securities and corporate laws (including, without limitation, Rule 502 under the Securities
Act). The Company shall, in accordance with its certificate of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law, call and hold a special meeting of its stockholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Stockholders' Meeting"). The Information Statement shall include a solicitation of consents necessary to prevent the acceleration of stock options in connection with this Agreement from giving rise to a "parachute payment." The Company shall cause a copy of the Information Statement to be mailed to each stockholder of the Company who is entitled to vote on the Merger. As promptly as practicable after the delivery of copies of the Information Statement to all stockholders entitled to vote at the Company Stockholders' Meeting, the Company shall use its best efforts (i) to solicit from each of such stockholders a proxy in favor of the approval of the Merger and this Agreement and in favor of approval of items necessary to prevent the acceleration of stock options in connection with this Agreement from giving rise to a "parachute payment," (ii) to cause each of such stockholders who is not an "accredited investor" (as defined in Rule 501 under the Securities Act) to appoint a "purchaser representative" (as defined in Rule 501 under the Securities Act) in connection with evaluating the merits and risks of investing in Parent Common Stock and (iii) to cause each of such stockholders to execute and deliver to Parent a Stockholder Representation Letter in the form of Exhibit D hereto. In lieu of calling and holding the Company Stockholders' Meeting, the Company may solicit written consents in accordance with its certificate of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law (and the parties hereto acknowledge that the Company currently intends to do so). Parent will reasonably cooperate with the Company with respect to the matters set forth in this Section 5.2. Parent and the Company will each promptly provide all information relating to its business or operations necessary for inclusion in the Information Statement to satisfy all requirements of applicable state and federal securities and corporate laws.

       5.3 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

       5.4 PARENT AFFILIATE LOCK-UP. The Parent shall use all commercially reasonable efforts to cause each Person identified on Exhibit E hereto (the "Parent Affiliates") to sign a Lock-Up Agreement in the form attached hereto as Exhibit F hereto (the "Parent Affiliate Lock-Up") within 48 hours of the public announcement of the execution of this Agreement. The Parent certifies that the Parent Affiliates represent all executive officers, directors and venture capital investors of Parent.

       5.5    COMMERCIALLY REASONABLE EFFORTS. During the Pre-Closing Period,
(a) the Company shall use all commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis and (b) Parent and Merger Sub shall use all commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

       5.6 TERMINATION OF AGREEMENTS. Prior to the Closing, the Company shall use all commercially reasonable efforts to ensure that: (a) (i) the Voting Agreement dated July 16, 1999, (ii) all provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of the Company (except as provided generally by the Company's certificate of incorporation and bylaws or by applicable law or otherwise relating to indemnification or exculpation rights) and (iii) the Culliss License Agreement are validly and effectively terminated as of the Effective Time and (b) the intellectual property licensed to the Company pursuant to the Culliss License Agreement, the patents and patent applications set forth in Part 2.9(a)(ii) of the Disclosure Schedule and the domain name "directhit.com" are assigned to the Company by Gary Culliss.

       5.7    EMPLOYEE AND RELATED MATTERS.

              (a) Parent shall offer at-will employment with Parent or its affiliates, including the Company, to all of the Company's employees (other than those identified prior to Closing) at the Closing at base compensation levels equal to or greater than each such employee's base compensation level as an employee of the Company on the date hereof. Prior to the Closing, Parent shall provide to such Company employees offer letters setting forth the specific terms of their employment. Those employees that are identified prior to the Closing as being terminated shall receive: (i) continued base compensation at current levels for a period of 90 days following the Closing Date (the "Transition Period") regardless of any service as an employee of the Company or Parent during the Transition

Period (unless an employee voluntarily terminates his or her employment prior to the end of the Transition Period); and (ii) a severance payment equal to 90 days' base compensation at the end of the Transition Period (provided such employee remains an employee of the Company or Parent during the Transition Period, and provided further that if the employee is terminated without Cause or terminates his or her employment for Good Reason during the Transition Period, he or she shall be entitled to receive such severance payment). Those employees of the Company that continue to be employees of Parent or any of its affiliates, including the Company, following the Closing would, subject to any necessary transition period and the terms of such plans, be eligible to participate in Parent's health, vacation, employee stock purchase, 401(k) and other plans, to the same extent as comparably situated employees of Parent and would receive credit under Parent's benefit plans for service as an employee of the Company. For not less than one year following the Closing Date, Parent shall maintain, or shall cause the Company, to maintain, compensation and employee benefit plans and arrangements and perquisites for those persons who remain employees of the Company after the Closing Date that, in the aggregate, are substantially comparable to (or more favorable than) those provided pursuant to the compensation and employee benefit plans and arrangements and perquisites in effect on the date hereof.

              (b) After the Closing, Parent may issue options, on Parent's standard terms, to employees of the Company that continue to be employees of Parent or any of its affiliates, including the Company, after the Closing.

              (c) The Company shall use commercially reasonable efforts to cause the Key Employees to execute and deliver a Noncompetition Agreement in the form of Exhibit G hereto, but the Company makes no assurance in this regard.

       5.8 PROTECTION OF PROPRIETARY ASSETS. The Company shall use commercially reasonable efforts to cause all current and former employees, consultants and independent contractors that are or were involved in the creation, invention, research or development of the Company Proprietary Assets, to execute and deliver to the Company an agreement that is substantially identical to the form of the Confidential Information and Invention Assignment Agreement, Consultant Confidential Information and Invention Assignment Agreement or Advisory Board Agreement, as applicable.

       5.9 FIRPTA MATTERS. At the Closing the Company shall deliver to Parent a statement (in the form attached as Exhibit J) conforming to the provisions of Sections 1.1445-2(c)(3) and 1.897-2(h)(2) of the United States Treasury Regulations, along with written authorization for Parent, as agent for the Company, to deliver the notice to the Internal Revenue Service upon the Closing under Section 1.897-2(h)(2).

       5.10 NOTIFICATION. During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent or Merger Sub of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes, in any material respect, an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute, in any material respect, an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement if (a) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (b) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of Parent or Merger Sub; and (iv) any event, condition, fact or circumstances that Parent becomes aware of that would make the satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely prior to February 15, 2000.

       5.11 TAX-FREE REORGANIZATION. Parent and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and to obtain an opinion of its respective counsel to such effect as contemplated by Section 7.8. Parent and the Company shall each execute and deliver the tax representation letters in the form of Exhibit N. None of Parent, Merger Sub and the Company shall take, or cause or permit to be taken, any action before, at or after the Effective Time that could reasonably be expected to cause or otherwise contribute to the Merger not being treated as a reorganization within the meaning of
Section 368(a) of the Code.

       5.12 NASDAQ NATIONAL MARKET LISTING. Parent shall file an application to list on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, as soon as practicable (and in no event later than two business days after the date hereof) and will pay all necessary filing fees in connection therewith.

       5.13 INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY. In addition to any rights that the directors or officers of the Company may have under separate indemnification agreements with the Company, from and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification provision and any exculpation provision in effect on the date hereof. The certificate of incorporation and the bylaws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability substantially similar to those set forth in the Company's certificate of incorporation and bylaws on the date of this Agreement, and during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any Person who was an officer or director of the Company at or prior to the Effective Time.

       5.14 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger.

SECTION 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

              The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:

       6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in Sections 2.3 and 2.20 of this Agreement shall have been accurate in all respects as of the date of this Agreement (without giving effect to any update to the Disclosure Schedule) and shall be accurate in all respects as of the Closing Date as if made at the Closing (without giving effect to any update to the Disclosure Schedule). Each of the other representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement (i) shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any update to the Disclosure Schedule), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be accurate in all material respects on and as of such date (without giving effect to any update to the Disclosure Schedule)) and (ii) shall be accurate in all respects as of the Closing Date as if made at the Closing (without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualification, or any similar qualifications), except in the case of clause (ii) to the extent (x) such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be accurate in all respects on and as of such date (without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualification, or any similar qualifications) except to the extent such inaccuracies would not have a Material Adverse Effect on the Company) and (y) such inaccuracies would not have a Material Adverse Effect on the Company.

       6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

       6.3 STOCKHOLDER APPROVAL. The Merger and this Agreement shall have been duly approved by the stockholders of the Company by the requisite vote under applicable law and the Company's certificate of incorporation and by at least 90% of the outstanding shares of Company Preferred Stock and Company Common Stock, voting together as a single class.

       6.4 CONSENTS. All Consents (a) required to be obtained from any Governmental Entity and (b) otherwise required to be obtained, in each case in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except in the case of clause (b) to the extent that the failure to obtain any such Consents has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company.

       6.5 EMPLOYEE MATTERS. Parent shall have received no evidence that either of the Key Employees has indicated that he does not intend to continue his employment with the Company after the Closing.

       6.6 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

              (a)    Reserved;

              (b) Noncompetition Agreements in the form of Exhibit G hereto, executed by the Key Employees;

              (c) a FIRPTA Statement in the form of Exhibit J hereto, executed by the Company:

              (d) Stockholder Representation Letters in the form of Exhibit D hereto, executed by Merger Stockholders holding at least 90% of the outstanding shares of capital stock of the Company immediately prior to the Closing;

              (e) a Registration Rights Agreement in the form of Exhibit M hereto, executed by Merger Stockholders holding at least 90% of the outstanding shares of capital stock of the Company immediately prior to the Closing;

              (f) an Escrow Agreement in the form of Exhibit C hereto, executed by the Escrow Agent and Merger Stockholders holding at least 90% of the outstanding shares of capital stock of the Company immediately prior to the Closing;

              (g) a legal opinion of Testa, Hurwitz & Thibeault, LLP, dated as of the Closing Date, in the form of Exhibit L hereto;

              (h) a certificate executed by the Company and containing the representation and warranty of the Company that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.8, 6.10 and 6.11 have been duly satisfied (the "Company's Closing Certificate");

              (i) a certificate of merger executed by the Company to be filed with the Secretary of State of the State of Delaware in accordance with
       Section 1.3;

              (j) written resignations of all directors of the Company, effective as of the Closing Date; and

              (k) the valid and effective termination as of the Effective Time of the agreements and provisions referred in Section 5.6 and the assignment to the Company as of the Effective Time of all intellectual property referenced in Section 5.6.

       6.7 ABSENCE OF MATERIAL ADVERSE EFFECT. There shall have been no event since the date of this Agreement which has had or would reasonably be expected to have a Material Adverse Effect on the Company.

       6.8 STOCK CERTIFICATES. Parent shall have received certificates representing at least 90% of the capital stock of the Company, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed and, immediately following the Closing, Parent shall own 100 percent of the outstanding capital stock and rights to acquire capital stock of the Company.

       6.9 FIRPTA COMPLIANCE. The Company shall have provided to Parent the FIRPTA Statement referred to in Section 6.6(c), along with written authorization for Parent, as agent for the Company and on Company's behalf, to deliver the notice under Section 1.897-2(h)(2) to the Internal Revenue Service upon the Closing.

       6.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal

Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

       6.11 NO LEGAL PROCEEDINGS. No Governmental Body or other Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging or seeking the recovery of a material amount of damages in connection with the Merger, (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of Merger Sub or the Company or (c) claiming to own any capital stock of the Company, or option or other right to acquire capital stock of the Company, or right to receive consideration as a result of the Merger.

       6.12 RULE 506 EXEMPTION. The issuance of Parent Common Stock to the Merger Stockholders shall be exempt from registration under the Securities Act pursuant to Rule 506 under the Securities Act.

SECTION 7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

              The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

       7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent in this Agreement and in each of the other agreements and instruments delivered to the Company in connection with the transactions contemplated by this Agreement (i) shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any update to the Disclosure Schedule), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be accurate in all material respects on and as of such date (without giving effect to any update to the Disclosure Schedule)) and (ii) shall be accurate in all respects as of the Closing Date as if made at the Closing (without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualification, or any similar qualifications), except in the case of clause (ii) to the extent (x) such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be accurate in all respects on and as of such date (without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualification, or any similar qualifications) except to the extent such inaccuracies would not have a Material Adverse Effect on Parent) and (y) such inaccuracies would not have a Material Adverse Effect on Parent.

       7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

       7.3 STOCKHOLDER APPROVAL. The Merger and this Agreement shall have been duly approved by the stockholders of the Company by the requisite vote under applicable law and the Company's certificate of incorporation.

       7.4 AGREEMENTS AND DOCUMENTS. The Company shall have received the following documents:

              (a) a Registration Rights Agreement in the form of Exhibit K hereto, executed by Parent;

              (b)    Reserved;

              (c) an Escrow Agreement in the form of Exhibit C hereto, executed by Parent;

              (d) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of Exhibit M hereto;

              (e) a certificate executed by Parent and Merger Sub containing the representation and warranty of the Parent and Merger Sub that the conditions set forth in Sections 7.1, 7.2 and 7.5 have been duly satisfied; and

              (f)    a Parent Affiliate Lock-Up from each Parent Affiliate.

       7.5 LISTING. The shares of Parent Common Stock to be issued in the Merger and such other shares of Parent Common Stock required to be reserved for issuance in connection with the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

       7.6 ABSENCE OF MATERIAL ADVERSE EFFECT. There shall have been no event since the date of this Agreement which has had or would reasonably be expected to have a Material Adverse Effect on the Parent.

       7.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

       7.8 TAX OPINION. Parent and the Company shall have received written opinions from their respective tax counsel (Cooley Godward LLP and Testa, Hurwitz & Thibeault, LLP, respectively), in a customary form reasonably acceptable to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn, PROVIDED, HOWEVER, that if counsel to either Parent or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied if the other party's counsel renders such opinion to such party in a form reasonably acceptable to such party; and PROVIDED, FURTHER, that the Company shall not be permitted to waive this condition with any respect to the opinion of Testa, Hurwitz & Thibeault, LLP unless this condition is also waived with respect to the opinion of Cooley Godward LLP. In rendering the opinions contemplated by this Section, counsel shall rely upon reasonably requested representations and certificates of Parent, Merger Sub and the Company, including the tax representation letters in the form of Exhibit N.

SECTION 8.    TERMINATION

       8.1    TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

              (a) by Parent if the Closing has not taken place on or before February 15, 2000 (other than as a result of any failure on the part of the Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company);

              (b) by the Company if the Closing has not taken place on or before February 15, 2000 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement or in any other agreement or instrument delivered to Parent);

              (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

              (d)    by the mutual written consent of Parent and the Company.

       8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

       8.3    EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1 and 8.2, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) none of the parties shall be relieved of any obligation or liability arising from any prior willful breach by such party of any provision of this Agreement and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10 and Section 5.4.

SECTION 9.    INDEMNIFICATION, ETC.

       9.1    SURVIVAL OF REPRESENTATIONS, ETC.

              (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2) shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Termination Date"); PROVIDED, HOWEVER, that if, at any time prior to the Termination Date, any Indemnitee (acting in good faith) delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved. Without limiting any remedy that the stockholders of the Company may have under federal securities laws or other than pursuant to the terms of this Agreement, all representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Closing Date, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

              (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

              (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

       9.2    INDEMNIFICATION.

              (a) From and after the Closing Date (but subject to Section 9.1(a), 9.2(b), 9.3 and the other limitations set forth in this Section 9), the stockholders of the Company and holders of Company Options who shall have received, or shall be entitled to receive, Parent Common Stock pursuant to Sections 1.5 and 1.8 of this Agreement (the "Indemnitors"), severally (and not jointly) and in proportion to their original contributions to the Escrow Fund, shall hold harmless and indemnify each of the Indemnitees from and against, and the Escrow Fund (as defined in the Escrow Agreement) shall be available to compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 (as modified by the Disclosure Schedule) (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule delivered by the Company to Parent after the date of this Agreement and prior to the Closing); (ii) any inaccuracy in or breach of any representation or warranty set forth in Section 2 (as modified by the Disclosure Schedule) as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing to the extent that Parent would be entitled to terminate this Agreement as a result of such update); (iii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this
Section 9); PROVIDED, HOWEVER, that, except as set forth in Section 9.3 with respect to claims based upon fraud, the aggregate amount for which the Indemnitors are required to indemnify the Indemnitees pursuant to this Section 9.2 will not exceed the Escrow Fund (as defined in the Escrow Agreement).

              (b) DEDUCTIBLE. The Indemnitors shall not be required to make any indemnification payment pursuant to Section 9.2(a) until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $500,000 in the aggregate. If the total amount of such Damages exceeds $500,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $500,000.

       9.3 EXCLUSIVE REMEDY. With the exception of claims based upon fraud, from and after the Closing, recourse of Parent to the Escrow Fund pursuant to this Agreement and the Escrow Agreement shall be the sole and exclusive remedy of Parent and the other Indemnitees for monetary damages under the indemnification provisions contained in, and for any breach of, this Agreement (it being understood that nothing in this Section 9.3 or elsewhere in this Agreement shall effect Parent's rights to specific performance or other equitable remedies with respect to the covenants referred to in this Agreement to be performed after the Closing).

       9.4 NO CONTRIBUTION. No stockholders of the Company shall have any right of contribution, right of indemnity or other right or remedy against Merger Sub or the Company in connection with any indemnification obligation or any other liability to which she, he or it may become subject under or in connection with this Agreement; PROVIDED, HOWEVER, that nothing contained herein shall limit the indemnification and exculpation rights described in Section 5.13 hereof.

       9.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Merger Sub or the Company, against Parent or against any other Person) with respect to which any of the Indemnitors may, in Parent's reasonable judgment, become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. The Merger Stockholders shall be entitled, at their expense, to participate in any defense of such claim or Legal Proceeding. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

              (a) each Indemnitor shall make available to Parent any documents and materials in his or its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

              (b) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding only with the consent of the Stockholders' Agent (as defined in Section 10.1); PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

Parent shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent, Merger Sub or the Company; PROVIDED, HOWEVER, any failure on the part of Parent to so notify the Stockholders' Agent shall not limit any of the obligations of the Indemnitors under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Stockholders' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; PROVIDED, HOWEVER, that the Stockholders' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld).

SECTION 10.   MISCELLANEOUS PROVISIONS

       10.1 STOCKHOLDERS' AGENT. By virtue of their approval of the Merger and this Agreement and, in the case of the holders of Company Options, by virtue of their exercise of Company Options, the Merger Stockholders shall have approved, among other matters, the indemnification and escrow terms set forth in Section 9 and shall irrevocably appoint John McDonough as their agent for purposes of
Section 9 (the "Stockholders' Agent") to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 3 of the Escrow Agreement and comply with orders of courts and awards of arbitrators with respect to indemnification claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. John McDonough hereby accepts his appointment as the Stockholders' Agent. Parent shall be entitled to deal exclusively with the Stockholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Indemnitor by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Indemnitor by the Stockholders' Agent, as fully binding upon such Indemnitor. If the Stockholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Indemnitors, then the Indemnitors shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Stockholders' Agent" for purposes of Section 9 and this Section 10.1. If for any reason there is no Stockholders' Agent at any time, all references herein to the Stockholders' Agent shall be deemed to refer to the Indemnitors. The Stockholders' Agent shall not be responsible for any act done or omitted thereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Merger Stockholders shall jointly and severally indemnify the Stockholders' Agent and hold the Stockholders' Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of the Stockholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Stockholders' Agent. By virtue of their approval of the Merger and this Agreement, and, in the case of the holders of Company Options, by virtue of their exercise of Company Options, the Merger Stockholders hereby agree to pay the reasonable costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agent, in connection with the acceptance and administration of the Stockholders' Agent's duties hereunder. Subject to the prior right of Parent to make claims for Damages, the Stockholders' Agent shall have the right to recover from the Escrow Fund prior to any distribution to the Merger Stockholders and the holders of Company Options, the reasonable costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agent, in connection with the acceptance and administration of the Stockholders' Agent's duties hereunder.

       10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

       10.3 FEES AND EXPENSES. Parent shall bear and pay all fees, costs and expenses (including legal fees incurred by the Company and accounting fees) that have been incurred or that are incurred by Parent, Merger Sub and the Company in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Costs"); provided, however, that Parent shall have no obligation to bear and pay the Transaction Costs of the Company if the Merger is not consummated; and provided, further, that Parent shall have no obligation to bear and pay any Transaction Costs of the Company that exceed $8,000,000. Such excess Transaction Costs will be paid by the Company and borne by the Merger Stockholders by deducting from the Escrow Fund, a number of shares of Parent Common Stock having an aggregate value equal to the amount of the Transaction Costs of the Company that exceed $8,000,000 in the aggregate.

       10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

       10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

              IF TO PARENT OR MERGER SUB:
              ASK JEEVES, INC.
              5558 Horton Street, Suite 350
              Emeryville, CA 94608
              Attention:  Chief Financial Officer, with a copy to General
                          Counsel
              Facsimile No.:  (510) 985-7416

              WITH A COPY TO:
              Cooley Godward LLP
              3000 El Camino Real
              Palo Alto, CA  94306
              Attention:  Andrei Manoliu

              Facsimile No.:  (650) 857-0663

              IF TO THE COMPANY:
              DIRECT HIT TECHNOLOGIES, INC.
              24 Prime Parkway
              Natick, MA  01760
              Attention:  Chief Executive Officer, with a copy to Chief
                          Financial Officer
              Facsimile No.:  (508) 653-0303

              WITH A COPY TO:
              Testa, Hurwitz, & Thibeault, LLP
              125 High Street
              Boston, MA 02110
              Attention:  John M. Mutkoski
              Facsimile No: (617) 248-7100

              IF TO THE STOCKHOLDERS' AGENT OR ANY OF THE INDEMNITORS:
              John McDonough
              41 Hopestill Brown Road
              Sudbury, MA 01776
              Facsimile No.:
                            ------------

       10.6 TIME OF THE ESSENCE. For the purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

       10.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

       10.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

       10.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

       10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any. This Agreement shall inure to the benefit of: the Company; Parent; Merger Sub; the other Indemnitees; and the respective successors and assigns, if any, of the foregoing. Merger Sub may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

       10.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

       10.12 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

       10.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

       10.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

       10.15 PARTIES IN INTEREST. Except for the provisions of Sections 1.5 and 10.1, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

       10.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Non-disclosure Agreement executed on behalf of Parent and the Company on October 22, 1999 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Closing Date or (b) the date on which such Non-disclosure Agreement is terminated in accordance with its terms.

       10.17 WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

       10.18  CONSTRUCTION.

              (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

              (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (d) Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

       The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                             ASK JEEVES, INC.,
                               a Delaware corporation

                             By: /s/ Robert W. Wrubel
                                ----------------------------------------
                             Name:   Robert W. Wrubel
                                  --------------------------------------
                             Title:  Chief Executive Officer & President
                                   -------------------------------------

                             ANSWER ACQUISITION CORP.,
                               a Delaware corporation

                             By: /s/ Robert W. Wrubel
                                ----------------------------------------
                             Name:   Robert W. Wrubel
                                  --------------------------------------
                             Title:  Chief Executive Officer & President
                                   -------------------------------------

                             DIRECT HIT TECHNOLOGIES, INC.,
                               a Delaware corporation

                             By: /s/ Michael Cassidy
                                ----------------------------------------

                             Name:   Michael Cassidy
                                  --------------------------------------

                             Title:  Chief Executive Officer
                                   -------------------------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

       For purposes of the Agreement (including this Exhibit A):

       ACQUISITION TRANSACTION. "Acquisition Transaction" means any transaction involving:

              (a) the sale, license, disposition or acquisition of all or a material portion of the business or assets of the Company;

              (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

              (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

       AGREEMENT. "Agreement" means the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

       CAUSE. "Cause" means a termination of employment exclusively for these reasons: (a) indictment or conviction of any felony or of any crime involving dishonesty; (b) participation in any fraud against the Company; (c) breach of duties to the Company, including persistent unsatisfactory performance of job duties; or (d) intentional damage to any property of the Company.

       COMPANY COMMON STOCK. "Company Common Stock" means a share of common stock, $0.001 par value, of the Company.

       COMPANY CONTRACT. "Company Contract" means any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

       COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" means any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

       CONSENT. "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

       CONTRACT. "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

       CULLISS LICENSE AGREEMENT. "Culliss License Agreement" means the Exclusive Patent License Agreement dated as of April 28, 1998 between Direct Hit Technologies, Inc. and Gary Culliss.

       DAMAGES. "Damages" include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including reasonable costs of investigation) or expense of any nature, net of any indemnity actually received from third parties, or in the case of damages with respect to which the Company or Parent has a claim against a third party, net of any amounts actually received from such third party.

       DATE COMPLIANCE. "Date Compliance" means that all input, processing, sorting, storing, display and output of date data, (a) is accurate, including calculation of days (e.g. the day of the week for a particular date) and leap years, (b) results in no interruption, or change in operation or performance, including as a result of dates in any century or spanning centuries and (c) is unambiguous as to century.

       DISCLOSURE SCHEDULE. "Disclosure Schedule" means the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company .

       ENCUMBRANCE. "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

       ENTITY. "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

       ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

       EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       GOOD REASON. "Good Reason" means (a) change in position with the Company or Parent which materially reduces an employee's level of responsibility; (b) a material reduction in an employee's level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs); or (c) a relocation of an employee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company or Parent without an employee's consent.

       GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

       GOVERNMENTAL BODY. "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

       INDEMNITEES. "Indemnitees" means the following Persons: (a) Parent; (b) Parent's current and future officers, directors and affiliates (including Merger
Sub); (c) the respective successors and assigns of the Persons referred to in clauses "(a)"and "(b)" above; PROVIDED, HOWEVER, that the stockholders of the Company are not deemed to be "Indemnitees."

       KEY EMPLOYEES. "Key Employees" shall mean: Mike Cassidy and Gary Culliss.

       KNOWLEDGE. Information shall be deemed to be known to or to the "knowledge" of a party hereto if that information is actually known or reasonably should be known by any officer or director of such party.

       LEGAL PROCEEDING. "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

       LEGAL REQUIREMENT. "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

       MATERIAL ADVERSE EFFECT. A violation, event or other matter will be deemed to have a "Material Adverse Effect" on a party if such violation, event or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in such party's Closing Certificate would have a material adverse effect on the business, properties, condition (financial or otherwise), operations or financial performance of such party, but shall exclude any change in Parent's stock price in and of itself, but shall exclude any material adverse effect that is directly attributable to a disruption in the conduct of such party's business arising from the transactions contemplated by this Agreement or the public announcement thereof.

       MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

       PERSON. "Person" means any individual, Entity or Governmental Body.

       PROPRIETARY ASSET. "Proprietary Asset" means any: patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, customer list, computer software, computer program, invention, design, blueprint, engineering drawing or other intellectual property right.

       REPRESENTATIVES. "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

       SEC. "SEC" means the United States Securities and Exchange Commission.

       SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended.

                                    EXHIBIT B

                            FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT


       THIS VOTING AGREEMENT is entered into as of January 25, 2000 by and between ASK JEEVES, INC., a Delaware corporation ("Parent"), and
___________________________ ("Stockholder").


                                    RECITALS

       A. Parent, Answer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Direct Hit, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

       B. In order to induce Parent and Merger Sub to enter into the Reorganization Agreement, Stockholder is entering into this Voting Agreement.


                                    AGREEMENT

       The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1:    CERTAIN DEFINITIONS

              For purposes of this Voting Agreement:

              (a) "COMPANY COMMON STOCK" shall mean the common stock, $0.001 par value, of the Company.

              (b) "COMPANY PREFERRED STOCK" shall mean the Series A Preferred Stock, $0.001 par value, Series B Preferred Stock, $0.001 par value, and Series C Preferred Stock, $0.001 par value, of the Company.

              (c) "EXPIRATION DATE" shall mean, the earlier of (i) the date upon which the Reorganization Agreement is validly terminated or (ii) the date upon which the Merger becomes effective.

              (d) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

              (e) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity or (iii) governmental authority.

              (f) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and Company Preferred Stock and all options, warrants and other rights to acquire shares of Company Common Stock and Company Preferred Stock) Owned by Stockholder as of the date of this Agreement and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and Company Preferred Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock and Company Preferred Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

              (g) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

SECTION 2:        TRANSFER OF SUBJECT SECURITIES

       2.1 TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected.

       2.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3:    VOTING OF SHARES

       3.1 VOTING AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

              (a) at any meeting of stockholders of the Company, however called, Stockholder shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock and Company Preferred Stock that are Owned by Stockholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, in favor of each of the other actions contemplated by the Reorganization Agreement and against any matter that impedes the consummation of the Reorganization Agreement; and

              (b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of the Reorganization Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Reorganization Agreement, Stockholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to all shares of Company Common Stock and Company Preferred Stock that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

       3.2    PROXY; FURTHER ASSURANCES.

              (a)    Contemporaneously with the execution of this Voting
Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as EXHIBIT A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy") and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as EXHIBIT A) executed on behalf of the record owner of any outstanding shares of Company Common Stock and Company Preferred Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

              (b) Stockholder shall, at his own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4:    WAIVER OF APPRAISAL RIGHTS

       Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder may have by virtue of the ownership of any outstanding shares of Company Common Stock or Company Preferred Stock Owned by Stockholder.

SECTION 5:    NO SOLICITATION

       Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that his Representatives (as defined in the Reorganization Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in the Reorganization Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal;
(ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal or (iii) engage in discussions with any Person with respect to any Acquisition Proposal. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal.

SECTION 6:    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

       Stockholder hereby represents and warrants to Parent as follows:

       6.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

       6.2    NO CONFLICTS OR CONSENTS.

              (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

              (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

       6.3 TITLE TO SECURITIES. As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock and Company Preferred Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock and Company Preferred Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

       6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 7:    ADDITIONAL COVENANTS OF STOCKHOLDER

       7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent may request for the purpose of carrying out and furthering the intent of this Voting Agreement.

       7.2 LEGEND. Immediately after the execution of this Voting Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Company Common Stock and Company Preferred Stock prior to the Expiration Date), upon request of Parent Stockholder shall ensure that each certificate evidencing any outstanding shares of Company Common Stock and Company Preferred Stock or other securities of the Company Owned by Stockholder bears a legend in the following form:

       THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT DATED AS OF JANUARY 24, 2000, BETWEEN THE HOLDER AND ANSWER, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 8:    MISCELLANEOUS

       8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Stockholder in this Voting Agreement shall survive any termination of the Reorganization Agreement.

       8.2 TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

       8.3 INDEMNIFICATION. Stockholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement if the Reorganization Agreement is terminated, or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Voting Agreement or in the Proxy.

       8.4 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

       8.5 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

              if to Stockholder:

                     at the address set forth below Stockholder's signature on the signature page hereof if to Parent:

                     5858 Horton St., Suite 350
                     Emeryville, CA 94608
                     Attn: Secretary
                     Fax:  (510) 985-7416


       8.6 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

       8.7 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

       8.8 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

       8.9 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.9, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

       8.10 NON-EXCLUSIVITY. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

       8.11   GOVERNING LAW; VENUE.

              (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

              (b) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

       8.12 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

       8.13 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

       8.14 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

       8.15 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

       8.16   CONSTRUCTION.

              (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

              (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

              (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

       IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.


                                    ASK JEEVES, INC.


                                    By:
                                       ----------------------------
                                    Name:
                                         --------------------------
                                    Title:
                                          -------------------------




                                    STOCKHOLDER


                                    ----------------------------
                                    Name:

                                             Address:
                                                     -------------------------
                                                     -------------------------
                                             Facsimile:
                                                     -------------------------

                         WARRANTS, OPTIONS AND    ADDITIONAL SECURITIES
SHARES HELD OF RECORD        OTHER RIGHTS           BENEFICIALLY OWNED
---------------------    ---------------------    ---------------------

                                    EXHIBIT A
                            TO THE VOTING AGREEMENT

                                IRREVOCABLE PROXY

       The undersigned stockholder of Direct Hit, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Ask Jeeves, Inc., a Delaware corporation ("Parent"), the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and
(ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

       This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Answer Acquisition Corp. and the Company (the "Reorganization Agreement").

       The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, in favor of each of the other actions contemplated by the Reorganization Agreement and against any matter that impedes the consummation of the Merger.

       The undersigned may vote the Shares on all other matters.

       This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

       If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this

                                     1.

proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

                                     2.

       This proxy shall terminate upon the earlier of the valid termination of the Reorganization Agreement or the effective time of the Merger.

Dated:  January __, 2000


                                             --------------------------------
                                             Name:

                                             Number of shares of Common Stock
                                             owned of record as of the date of
                                             this proxy:



                                             --------------------------------

                                             Number of shares of Preferred Stock
                                             owned of record as of the date of
                                             this proxy:


                                             Series A Preferred Stock:



                                             Series B Preferred Stock:



                                             Series C Preferred Stock:



                                             Number of shares of Common Stock
                                             issuable upon exercise of options
                                             owned of record as of the date of
                                             this proxy.


                                             --------------------------------

                                        3.

                                    EXHIBIT C

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

       THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of February 2, 2000, by and among: ASK JEEVES, INC., a Delaware corporation ("Parent"), JOHN MCDONOUGH, as Stockholders' Agent ("Stockholders' Agent"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION, a national banking association (the "Escrow Agent").

                                    RECITALS

       A. Parent, Answer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Direct Hit Technologies, Inc., a Delaware corporation (the "Company") have entered into an Agreement and Plan of Merger and Reorganization dated as of January 25, 2000 (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into the Company and the stockholders of the Company (the "Stockholders") will have the right to receive shares of Parent Common Stock.

       B. Holders of Company Options (collectively with the Stockholders, the "Merger Stockholders") will also have the right to receive shares of Parent Common Stock upon the exercise of such options.

       C. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Merger Stockholders under the Reorganization Agreement.

       D.     Pursuant to Section 10.1 of the Reorganization Agreement and
Section 10 of this Agreement, the Merger Stockholders have irrevocably appointed John McDonough to serve as Stockholders' Agent hereunder and for, among other things, all matters set forth in Section 9 of the Reorganization Agreement and the expense reimbursement provisions of Section 10.3 of the Reorganization Agreement.

                                    AGREEMENT

       The parties, intending to be legally bound, agree as follows:

       1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement, a copy of which is attached hereto.

       2.     ESCROW AND INDEMNIFICATION.

              (a) SHARES PLACED IN ESCROW. At the Effective Time, which shall be set forth in a written notice from Parent to the Escrow Agent, Parent shall issue a certificate for the shares of Parent Common Stock to be delivered to the Escrow Agent and held in escrow in accordance with this Agreement. At such time that the shares have been registered under the Securities Act of 1933, as amended, the Company shall certify to the Escrow Agent in writing that it has taken all necessary steps, including with any transfer agent, to effect the removal of any restrictive legends. Such certificate shall be issued in the name of Escrow Agent. As Company Options are

                                        1.

exercised, Parent shall issue additional certificates representing 10% of such exercised Options, for the shares of Parent Common Stock to be held in accordance with this Agreement. Such additional certificates shall also be issued in the name of Escrow Agent. The shares of Parent Common Stock being held in escrow pursuant to this Agreement (the "Escrow Shares") and the proceeds from any sale thereof shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification obligations of the Merger Stockholders under the Reorganization Agreement. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Merger Stockholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

              (b) VOTING OF ESCROW SHARES. Each Merger Stockholder shall be entitled to exercise all voting rights with respect to the Escrow Shares with respect to which it is the beneficial owner. The Escrow Agent shall have no duties or responsibilities under this Section 2(b), including, without limitation, the Escrow Agent shall not be responsible for the receipt or solicitation of any proxy materials.

              (c) DIVIDENDS, ETC. Parent and each of the Merger Stockholders agree among themselves, for the benefit of Parent and the Escrow Agent, that any securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the record owners of such Escrow Shares, but rather shall be distributed to and held by the Escrow Agent in the Escrow Account. Ordinary cash dividends will be paid by Parent directly to the Merger Stockholders and not to the Escrow Agent. Unless and until the Escrow Agent shall actually receive such additional securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Escrow Shares are required to be released from the Escrow Account to any Person pursuant to this Agreement, any securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

              (d) TRANSFERABILITY. The interests of the Merger Stockholders in the Escrow Account and in the Escrow Shares shall not be assignable or transferable, other than by operation of law or as otherwise permitted herein. No transfer of any of such interests by operation of law shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such transfer.

              (e) FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Account, Parent and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account. When shares are "rounded down", no cash-in-lieu payments need to be made.

              (f) INDEMNIFICATION. By executing this Agreement, the Stockholders' Agent agrees to be bound by the indemnification provisions of
Section 9 of the Purchase Agreement and the expense reimbursements provisions of Section 10.3.

                                        2.

       3. ADMINISTRATION OF ESCROW ACCOUNT. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

              (a) If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9.2 or Section 10.3 of the Reorganization Agreement, such Indemnitee may, on or prior to the first anniversary of the Closing Date (the "Termination Date"), deliver a claim notice (a "Claim Notice") to the Stockholders' Agent and to the Escrow Agent. Each Claim Notice shall state that such Indemnitee believes that there is or has been a breach of a representation, warranty or covenant contained in the Reorganization Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under Section 9.2 or Section
10.3 of the Reorganization Agreement and contain a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

              (b) Within 30 business days after receipt by the Stockholders' Agent of a Claim Notice, the Stockholders' Agent may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Stockholders' Agent:
(i) agrees that a whole number of Escrow Shares having a "Stipulated Value" (as defined below) equal to the full Claimed Amount, and/or, subject to
Section 3(j) and the availability in the Escrow Account, cash equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee; (ii) agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") and/or, subject to Section 3(j) and the availability in the Escrow Account, cash equal to the Agreed Amount may be released from the Escrow Account to the Indemnitee or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Account to the Indemnitee. Any part of the Claimed Amount that is not to be released to the Indemnitee shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 30 business-day period, then the Stockholders' Agent shall be deemed to have agreed that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account.

              (c) If the Stockholders' Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value and/or cash value, equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if the Stockholders' Agent does not deliver a Response Notice in accordance with Section 3(b), the Escrow Agent shall within three
(3) business days following the receipt of the Response Notice (or, if the Escrow Agent has not received a Response Notice, within three (3) business days following the expiration of the 30 business-day period referred to in
Section 3(b)), deliver to such Indemnitee such Escrow Shares and/or cash equal to the Claimed Amount, provided that the Escrow Agent shall not be liable for the Claimed Amount so released hereunder.

              (d) If the Stockholders' Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to the Agreed Amount and/or, subject to Section 3(j), cash equal to the Agreed Amount may be released from the Escrow Account to the

                                        3.

Indemnitee, the Escrow Agent shall within three (3) business days following the receipt of the Response Notice deliver to such Indemnitee Escrow Shares having a Stipulated Value equal to the Agreed Amount.

              (e) If the Stockholders' Agent delivers a Response Notice indicating that there is a Contested Amount, the Stockholders' Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Stockholders' Agent shall resolve such dispute, such resolution shall be binding on all of the Merger Stockholders and all of the Indemnitees and a settlement agreement shall be signed by the Indemnitee and the Stockholders' Agent and sent to the Escrow Agent, who shall, within three (3) business days following receipt thereof, if applicable, release Escrow Shares and/or cash (to the extent available in the Escrow Account) from the Escrow Account in accordance with such agreement.

              (f) If the Stockholders' Agent and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 45 business days after the delivery of the Claim Notice, then the claim described in the Claim Notice shall be settled by binding arbitration in the County of Santa Clara in the State of California in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Arbitration will be conducted by three arbitrators; one selected by Parent, one selected by the Stockholders' Agent and the third selected by the first two arbitrators. If Parent or the Stockholders' Agent fails to select an arbitrator prior to the expiration of the 45-business day period referred to in the first sentence of this Section 3(f), then the other shall be entitled to select the second arbitrator. The Stockholders' Agent, Indemnitees and Parent agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the last of the three arbitrators and to use all reasonable efforts to cause the arbitrators' decision to be furnished within 95 calendar days after the appointment of the last of the three arbitrators. The Stockholders' Agent, Indemnitees and Parent further agree that discovery shall be completed at least 20 business days prior to the date of the arbitration hearing. The arbitrators' decision shall relate solely to whether the Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Indemnitee is entitled to recover. The final decision of the arbitrators shall be furnished to the Stockholders' Agent, the Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Merger Stockholders, the Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable legal fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3(f), the non-prevailing party shall be deemed to be the Indemnitee if it is entitled to recover less than 50% of the Contested Amount; otherwise it shall be the Merger Stockholders.

              (g) The Escrow Agent shall release Escrow Shares and/or cash, as applicable (to the extent available in the Escrow Account), from the Escrow Account in connection with any Contested Amount within 5 business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Indemnitee and the Stockholders' Agent setting forth instructions to the Escrow Agent as to the number of Escrow Shares and/or the amount of cash, if any, to be

                                        4.

released from the Escrow Account, with respect to such Contested Amount or
(ii) a copy of the award of the arbitrators referred to and as provided in
Section 3(f) setting forth instructions to the Escrow Agent as to the number of Escrow Shares and/or the amount of cash, if any, to be released from the Escrow Account, with respect to such Contested Amount.

              (h) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto agree that within three (3) business days after the Escrow Agent shall receive (i) written instructions from Parent that Parent or the Company is repurchasing any Escrow Shares from any Stockholder in accordance with applicable repurchase rights available to Parent or the Company under a Restricted Stock Purchase Agreement with a Merger Stockholder or otherwise, and (ii) a revised version of EXHIBIT B setting forth the revised number of Escrow Shares (if any) being held on behalf of each Merger Stockholder and a statement that the percentage interests set forth in EXHIBIT B shall remain the same, the Escrow Agent shall release such Escrow Shares from the Escrow Account to Parent.

              (i) Any Escrow Shares and/or cash released from the Escrow Account to an Indemnitee (other than pursuant to Section 3(h)) shall be deemed to reduce the Escrow Fund pro rata with respect to each Stockholder in accordance with each Stockholder's percentage interest in the Escrow Fund as set forth in EXHIBIT B.

              (j) At any time, the Stockholders' Agent may direct the Escrow Agent in writing to sell all or any portion of the Escrow Shares on behalf of any Merger Stockholder to the extent the Escrow Shares are not subject to a right of repurchase as contemplated by Section 3(h) hereof, and the Escrow Agent shall sell such shares as promptly as practicable in accordance with the instructions of the Stockholders' Agent (but in any event no sooner than three (3) business days after receipt by the Escrow Agent of instructions from the Stockholders' Agent). The proceeds from any such sale shall be held in, and shall be a part of and in the same pro rata percentage as listed on Exhibit B with respect to, the Escrow Fund, and any Claims shall be satisfied by distributing to Parent Escrow Shares with a value determined in accordance with Section 5(a) to the extent Escrow Shares remain in the Escrow Fund prior to distributing any cash to Parent. The Escrow Agent shall modify EXHIBIT B from time to time to reflect the allocation of each Merger Stockholder's interest in the Escrow Fund between Escrow Shares and cash. The Escrow Agent shall invest all cash in the Escrow Account at, and pursuant to, the written direction of the Stockholders' Agent in Eligible Investments (as defined below) (including any interest earned thereon) and shall not be responsible or liable for any loss accruing from any investment made in accordance herewith. Until otherwise instructed in writing by the Stockholders' Agent, the Escrow Agent shall invest all such cash (and reinvest any interest earnings thereon) in shares of the SSgA U.S. Treasury Money Market Fund.

              "Eligible Investments" shall mean (a) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (b) obligations (including certificates of deposit and banker's acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (c) repurchase obligations for underlying securities of the type described in clause (a); or (d) shares of the SSgA U.S. Treasury Money Market Fund or such other money market funds at least 95% of the assets of which constitute obligations of the type described in clause (a) above. No investment shall have a term of more

                                        5.

than 90 days. If otherwise qualified, obligations of the Escrow Agent shall qualify as Eligible Investments.

       4.     RELEASE OF ESCROW FUND.

              (a) Within five business days after the Termination Date, the Escrow Agent shall distribute or request the stock transfer agent for the Parent Common Stock to distribute to each of the Merger Stockholders at such Merger Stockholder's address set forth on EXHIBIT B such Merger Stockholder's pro-rata portion of the Escrow Fund (less any portion distributed to the Stockholders' Agent pursuant to Section 10 hereof) and based on the percentage interests in the Escrow Fund set forth in EXHIBIT B, as revised from time to time to reflect transactions contemplated by Section 3(j) hereof or otherwise; PROVIDED, HOWEVER, that if prior to the Termination Date, any Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with Section 3, the Escrow Agent shall retain in the Escrow Account after the Termination Date an amount having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved, subject to the provisions of Section 3 herein.

              (b) The Escrow Agent is not the stock transfer agent for the Parent Common Stock. Accordingly, if a distribution of a number of shares of Parent Common Stock is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates and related stock powers. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates and stock powers to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Parent Common Stock shall be made to Parent or the Merger Stockholders, as appropriate, at the addresses described in Section 10(b). Whenever a distribution is to be made to the Merger Stockholders, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Fund and at their addresses as set forth in EXHIBIT B, as revised from time to time to reflect transactions contemplated by Section 3(j) hereof or otherwise.

       5.     VALUATION OF ESCROW SHARES, ETC.

              (a) STIPULATED VALUE. For purposes of this Agreement, the "Stipulated Value" of each Escrow Share shall be deemed to be equal to the average closing price of the Parent Common Stock for the 10 trading day period ending three (3) trading days prior to the date of the release of the applicable Escrow Shares to any Person as certified by the Company to the Escrow Agent in writing.

              (b) STOCK SPLITS. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Parent Common Stock or other property pursuant to Section 2(c) hereof. In the event of any such stock split or

                                        6.

other similar occurrence, Parent shall deliver to the Stockholders' Agent and the Escrow Agent a revised version of EXHIBIT B setting forth the new number of Escrow Shares held in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of Parent Common Stock or other property pursuant to Section 2(c), together with a revised version of EXHIBIT B, the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrow Shares.

              (c) EXCLUSIVE REMEDY. With the exception of claims based upon fraud, from and after the Closing, recourse of Parent to the Escrow Fund (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof) pursuant to the Reorganization Agreement and this Agreement shall be the sole and exclusive remedy of Parent and the other Indemnitees for any claim for monetary damages under the indemnification provisions contained in, or for any breach of, the Reorganization Agreement or any agreements, certificates or other documents delivered in connection therewith (it being understood that nothing in this paragraph or elsewhere in this Agreement or in the Reorganization Agreement shall effect Parent's rights to specific performance or other similar equitable remedies with respect to covenants referred to in the Reorganization Agreement to be performed after the Closing).

       6. FEES AND EXPENSES. Upon the execution of this Agreement by all parties hereto and the initial deposit of the Escrow Fund in the Escrow Account, fees and expenses, in accordance with EXHIBIT C attached hereto, will be payable to the Escrow Agent. This annual Escrow Agent fee will cover the first twelve months of the escrow. In accordance with EXHIBIT C attached hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses, including those of its counsel, incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.

       7.     LIMITATION OF ESCROW AGENT'S LIABILITY.

              (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only, each of which duties are ministerial in nature, and shall have no duty under, or obligation to determine compliance with, any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be deemed to be a fiduciary and shall not incur any liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. The Escrow Agent may rely on and use the Stock Powers and shall not be liable in connection therewith. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably

                                        7.

satisfactory to it. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

              (b) Parent hereby agrees to indemnify the Escrow Agent, its officers, directors, employees and agents for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

       8. TERMINATION. This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; PROVIDED, HOWEVER, that if the Escrow Agent has received from any Indemnitee a Claim Notice prior to the Termination Date setting forth a claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Fund released in accordance with this Agreement.

       9. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of a majority of the Merger Stockholders (which consent shall not be unreasonably withheld or delayed). If the parties fail to agree on a successor Escrow Agent within such time, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent.

       10. STOCKHOLDERS' AGENT. By virtue of their approval of the Merger and the Reorganization Agreement and their exercise of Company Options, the Merger Stockholders shall have approved the indemnification and escrow terms set forth in the Reorganization Agreement and this Agreement and shall have agreed to irrevocably appoint John McDonough as Stockholders' Agent, to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 3 of this Agreement and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. The Stockholders' Agent shall not be responsible for any act done or omitted thereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Merger Stockholders shall jointly and severally indemnify the Stockholders' Agent and hold the Stockholders' Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Stockholders' Agent and arising out

                                        8.

of or in connection with the acceptance or administration of the Stockholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Stockholders' Agent. By virtue of their approval of the Merger and this Agreement and their exercise of Company Options, the Merger Stockholders hereby agree to pay (i) the reasonable fees of the Stockholders' Agent relating to his services performed in such capacity as set forth on EXHIBIT D hereto and (ii) all costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agent, in connection with the acceptance and administration of the Stockholders' Agent's duties hereunder. Subject to the prior right of Parent to make claims for Damages, the Stockholders' Agent shall have the right to recover from the Escrow Fund, prior to any distribution to the Merger Stockholders pursuant to Section 4(a) or Section 4(b) hereof, a number of Escrow Shares set forth in a certificate of the Stockholders' Agent delivered to the Escrow Agent at least two (2) business days prior to the date on which a distribution is to be made to the Merger Stockholders equal to the quotient obtained by dividing (i) any reasonable fees, costs and expenses set forth in such certificate, including those of any legal counsel or other professional retained by the Stockholders' Agent, in connection with the acceptance and administration of the Stockholders' Agent's duties hereunder, by (ii) the Stipulated Value or, if available in the Escrow Fund, the cash equivalent thereof.

       11.    MISCELLANEOUS.

              (a) ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto (other than the Escrow Agent whose rights to reimbursement are set forth in Sections 6 and 7 herein), the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

              (b) NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth in Section 10.5 of the Reorganization Agreement or to the Escrow Agent at the address set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                     State Street Bank and Trust Company of California, N.A. Corporate Trust Division
                     633 West 5th Street, 12th Floor
                     Los Angeles, CA  90071
                     Attention:  Corporate Trust Administration
                     Telephone:  (213) 362-7334
                     Facsimile:  (213) 362-7357


              The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person if it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.

                                        9.

              (c) HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

              (d) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

              (e) GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

              (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Merger Stockholder may assign such Merger Stockholder's rights under this Agreement without the express prior written consent of Parent, PROVIDED, HOWEVER, that upon the death of a Merger Stockholder, such Merger Stockholder's rights under this Agreement shall be transferred to the person(s) who receive such Merger Stockholder's Parent Common Stock under the laws of descent and distribution. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Merger Stockholders; Parent; Escrow Agent; the Stockholders' Agent and the respective successors and assigns, if any, of the foregoing.

              (g) WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

              (h) AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment duly executed and delivered by the Stockholders' Agent shall be deemed to have been duly executed and delivered by all of the Merger Stockholders and provided further that in the event the Escrow Agent shall receive other property pursuant to Section 2(c) above, then the Agreement may be amended, modified or altered by the parties hereto to set forth the duties and obligations of the Escrow Agent with respect to such other property.

              (i) SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and

                                        10.

the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

              (j) PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

              (k) ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

              (l) WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

              (m) TAX REPORTING INFORMATION AND CERTIFICATION OF TAX IDENTIFICATION NUMBERS.

                     (i) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Fund or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Merger Stockholders in accordance with their percentage interests in the Escrow Fund set forth in EXHIBIT B; PROVIDED, HOWEVER, that if Parent or the Company shall have repurchased any Escrow Shares in accordance with Section 3(h), then all interest on or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement accrued after such repurchase shall be allocable to the Merger Stockholders based on the number of Escrow Shares held on behalf of each Stockholder at the time of the accrual of such interest or other income (it being understood that, for purposes of permitting the Escrow Agent to make such allocations, Parent and the Stockholders' Agent shall jointly (i) calculate revised percentage interests for the Merger Stockholders based on such number of Escrow Shares and (ii) submit such calculations in writing to the Escrow Agent).

                     (ii) Parent and the Stockholders' Agent agree to provide the Escrow Agent with certified tax identification numbers for each of them and the Merger Stockholders by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and any other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code, as it may be amended from time to time, to withhold and remit to the Internal Revenue Service a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

                                        11.

              (n)    CONSTRUCTION.

                     (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                     (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                     (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                                        12.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                ASK JEEVES, INC.



                                ------------------------------------------
                                By:
                                   ---------------------------------------

                                Title:
                                      ------------------------------------


                       SIGNATURE PAGE TO ESCROW AGREEMENT

                                STOCKHOLDERS' AGENT:


                                ------------------------------------------
                                By:
                                   ---------------------------------------

                                Title:
                                      ------------------------------------


                       SIGNATURE PAGE TO ESCROW AGREEMENT

                                STATE STREET BANK AND TRUST COMPANY OF
                                CALIFORNIA, NATIONAL ASSOCIATION


                                ------------------------------------------
                                By:
                                   ---------------------------------------

                                Title:
                                      ------------------------------------


                       SIGNATURE PAGE TO ESCROW AGREEMENT

                                   EXHIBIT A
                            TO THE ESCROW AGREEMENT

                              MERGER STOCKHOLDERS

                                   EXHIBIT B
                            TO THE ESCROW AGREEMENT

----------------------------------------------------------------------------------------------------
                                                                               PRO RATA PERCENTAGE
                                   SHARES TO BE HELD IN   CASH HELD IN ESCROW   INTEREST IN ESCROW
STOCKHOLDER          ADDRESS          ESCROW ACCOUNT            ACCOUNT                FUND
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

                                    EXHIBIT C
                            TO THE ESCROW AGREEMENT

                            ESCROW FEES AND EXPENSES

                                    EXHIBIT D
                            TO THE ESCROW AGREEMENT

                            STOCKHOLDERS' AGENT FEES

                                    EXHIBIT D

                    FORM OF STOCKHOLDER REPRESENTATION LETTER

                        STOCKHOLDER REPRESENTATION LETTER

       THIS STOCKHOLDER REPRESENTATION LETTER ("Letter") is being executed and delivered as of February 2, 2000 by the undersigned stockholder of DIRECT HIT TECHNOLOGIES, INC., a Delaware corporation (the "Company"), to and in favor of, and for the benefit of, ASK JEEVES, INC., a Delaware corporation ("Parent") and its affiliates.

                                    RECITALS

       A. The undersigned stockholder of the Company (the "Stockholder") represents to Parent that the Stockholder owns shares of the common stock, $.001 par value per share, or preferred stock, $.001 par value per share, of the Company. Said shares are referred to in this Letter as the "Shares."

       B. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of January 25, 2000 (the "Reorganization Agreement"), by and among Parent, Answer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, it is contemplated that Merger Sub will merge with and into the Company (the merger of Merger Sub with and into the Company being referred to in this Letter as the "Merger") with the Company continuing as the surviving corporation. Upon the consummation of the Merger, the Company's stockholders are to receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of capital stock of the Company, any outstanding options to purchase common stock of the Company are to be converted into options to purchase Parent Common Stock in accordance with the Reorganization Agreement and the Company is to become a wholly-owned subsidiary of Parent. Accordingly, it is contemplated that the Stockholder will receive shares of Parent Common Stock in the Merger.

       C. Capitalized terms used in this Letter have the meaning ascribed to them in the Reorganization Agreement unless otherwise stated herein.

                                  CERTIFICATION

       1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents, warrants and certifies to Parent as follows:

              (a) The Stockholder is aware (i) that the Parent Common Stock to be issued to the Stockholder in the Merger will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Regulation D under the Act and (ii) that neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the SEC or by any other Governmental Body.

              (b) The Stockholder is aware that the Parent Common Stock to be issued in the Merger cannot be resold unless such Parent Common Stock is registered under the Act or unless an exemption from registration is available. The Stockholder is also aware that: (i) except pursuant to the Registration Rights Agreement and the Reorganization Agreement, Parent is under no obligation to file a registration statement with respect to the Parent Common Stock to be issued to the Stockholder in the Merger; and (ii) the provisions of Rule 144 under the Act will


                                       1.

permit resale of the Parent Common Stock to be issued to the Stockholder in the Merger only under limited circumstances, and such Parent Common Stock must be held by the Stockholder for at least one year before it can be sold pursuant to Rule 144.

              (c) The Parent Common Stock to be issued to the Stockholder in the Merger will be acquired by the Stockholder for investment and for his own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

              (d) The Stockholder has received and examined the Information Statement, Parent's Quarterly Report on Form 10Q for the quarter ended September 30, 1999 and Parent's Final Prospectus dated June 30, 1999, including the risk factors described therein. Without limiting the generality of the foregoing, the Stockholder specifically acknowledges that the stock price of Parent Common Stock has been, and will likely continue to be, extremely volatile.

              (e) The Stockholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and
(ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) that is necessary to verify the accuracy of the information set forth in the documents, provided or made available to the Stockholder.

              (f) The Stockholder, either alone or with his designated purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the Stockholder's contemplated investment in the Parent Common Stock to be issued in the Merger.

              (g) The Stockholder is an "accredited investor" (as such term is defined in Rule 501 under the Act).

                     Yes ____   No ____

              (h) The Stockholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to the Stockholder in the Merger, and that there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."


                                     2.

       2. RELIANCE. The Stockholder acknowledges that Parent and its counsel will rely on his representations, warranties and certifications set forth in
Section 1 above for purposes of determining his suitability as an investor in Parent Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act.

       3. PROHIBITIONS AGAINST TRANSFER. The Stockholder shall not effect any sale, transfer or other disposition of any of the Parent Common Stock that the Stockholder is to receive in the Merger unless:

              (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Act;

              (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by the Stockholder (reasonably satisfactory in form and content to Parent) stating that such requirements have been met;

              (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

              (d) an authorized representative of the SEC shall have rendered written advice to the Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.


       The Stockholder has executed and delivered this Letter as of the date first written above.


                                          -------------------------------------
                                          (Signature)

                                          Name:
                                               --------------------------------
                                          State of Residence:
                                                              -----------------


                                     3.

                                    EXHIBIT E

               PERSONS TO SIGN PARENT AFFILIATE LOCK-UP AGREEMENTS

                                    EXHIBIT F

                   FORM OF PARENT AFFILIATE LOCK-UP AGREEMENT

                                    EXHIBIT G

                        FORM OF NONCOMPETITION AGREEMENT

                            NONCOMPETITION AGREEMENT

       THIS NONCOMPETITION AGREEMENT is being executed and delivered as of February 2, 2000 by _________________ (the "Stockholder") in favor of, and for the benefit of ASK JEEVES, INC., a Delaware corporation ("Parent") and DIRECT HIT TECHNOLOGIES, INC., a Delaware corporation (the "Company").

                                    RECITALS

       A. As a Stockholder and employee of the Company, the Stockholder has obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

       B. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of January 25, 2000, among Parent, Answer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company (the "Reorganization Agreement") providing for the merger of Merger Sub with and into the Company (the "Merger"), holders of shares of the common stock of the Company will receive shares of common stock of Parent in exchange for their shares of common stock of the Company, and the Company will become a wholly owned subsidiary of Parent.

       C. In connection with the Merger (and as a condition to the consummation of the Merger), and to enable Parent to secure more fully the benefits of such Merger, Parent has required that the Stockholder enter into this Noncompetition Agreement, and the Stockholder is entering into this Noncompetition Agreement in order to induce Parent to consummate the Merger contemplated by the Reorganization Agreement.

                                    AGREEMENT

       In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and for other good and valuable consideration, the Stockholder agrees as follows:


       1. NONCOMPETITION. The Stockholder agrees that for the longer of the period he or she is an employee of Parent or any of its affiliates, including the Company, or eighteen (18) months after the consummation of the Merger (the "Noncompetition Period"), the Stockholder will not, and will not permit any affiliates to, engage in, or directly or indirectly have any interest in, any person, firm, corporation, partnership or business (whether as an advisor, principal, consultant, independent contractor, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) that engages in, any of the following, anywhere in the world: any activity engaged in by the Company as of the date of the consummation of the Merger, including without limitation, engaging in, participating in, investing in, providing services to or otherwise dealing with any business: (a) related to any Internet search or directory

                                       1.

technology (whether for the Internet generally or within any subset, such as within a specific Internet site or an Intranet), or (b) offering or using with any Internet search or directory technology: (i) information retrieval technology, (ii) natural language technology, or (iii) methods of ranking information or results based on popularity, relevance, volume of use, or associations. Notwithstanding the foregoing, nothing in this agreement shall prohibit the Shareholder from owning as a passive investor up to two percent (2%) of the outstanding stock of any publicly traded company.

       2. NO HIRING OR SOLICITATION OF EMPLOYEES. The Stockholder agrees that, during the Noncompetition Period, the Stockholder shall not, and shall not permit any affiliates to: (a) hire any Specified Employee, as defined below, or
(b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Stockholder's own behalf or on behalf of any other Person) any Specified Employee to leave his or her employment with Parent or any of its affiliates, including the Company. For purposes of this Section 3, "Specified Employee" shall mean any individual who
(i) is or was an employee of the Company on the date of this Noncompetition Agreement or during the 180-day period ending on the date of this Noncompetition Agreement, and (ii) remains or becomes an employee of Parent or any of Parent's subsidiaries (including the Company) on the date of this Noncompetition Agreement or at any time during the Noncompetition Period.

       3. EFFECTIVE DATE. This Noncompetition Agreement shall become effective upon consummation of the Merger.

       4.     GENERAL PROVISIONS.

              (a) This Noncompetition Agreement will be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

              (b) The parties to this agreement agree that, in the event of any breach or threatened breach by the Stockholder of any covenant, obligation or other provision of paragraph 1 or 2 hereof, Parent shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such breach or threatened breach. If any action or proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

              (c) This Noncompetition Agreement sets forth the entire agreement and understanding between Parent and the Stockholder relating to this agreement not to compete with Parent and supersedes all prior verbal discussion between the parties. Any change to any terms hereof must be executed in writing and signed by the Stockholder and Parent.

              (d) This Noncompetition Agreement will be binding upon the Stockholder's heirs, executors, administrators and other legal representatives and will be for the benefit of Parent and its respective successors and assigns.

                                      2.

       5. SEVERABILITY. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

       6. ARBITRATION. Should any dispute arise with respect to Stockholder's agreement not to compete with Parent, such dispute shall be conclusively resolved by final, binding and confidential arbitration in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association ("AAA"), rather than by a jury court or administrative agency. THE STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS NONCOMPETITION AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS NONCOMPETITION AGREEMENT.

       7. ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against the Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

       8. NON-EXCLUSIVITY. The rights and remedies of Parent and the Company under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and the Company under this Noncompetition Agreement, and the obligations and liabilities of the Stockholder under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of the Stockholder's obligations, or the rights or remedies of Parent or the Company, under the Reorganization Agreement; and nothing in the Reorganization Agreement shall limit any of the Stockholder's obligations, or any of the rights or remedies of Parent or the Company under this Noncompetition Agreement. No breach on the part of Parent or the Company or any other party of any covenant or obligation contained in the Reorganization Agreement, or any other agreement shall limit or otherwise affect any right or remedy of Parent or the Company under this Noncompetition Agreement.

                                      3.

       9. WAIVER. No failure on the part of Parent or the Company to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of Parent or the Company in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

              IN WITNESS WHEREOF, the Stockholder has duly executed and delivered this Noncompetition Agreement as of the date first above written.



                                       ----------------------------------------
                                       NAME OF STOCKHOLDER




                                       Address:
                                                ------------------------------

                                       Telephone No.:(     )
                                                             -----------------

                                       Facsimile:(    )
                                                       -----------------------


                                      4.

                                    EXHIBIT H

                                    RESERVED

                                    EXHIBIT I

                                    RESERVED

                                    EXHIBIT J

                                FIRPTA STATEMENT

                                    EXHIBIT K

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of February __, 2000, by and among ASK JEEVES, INC., a Delaware corporation ("Parent"), and the stockholders of DIRECT HIT TECHNOLOGIES, INC., a Delaware corporation (the "Company"), identified on EXHIBIT A hereto (the "Stockholders").

                                    RECITALS

       A. Parent, Answer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of January 25, 2000 (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger") and the Stockholders will have the right to receive shares of common stock of Parent. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement.

       B. Parent has agreed to provide the Stockholders with certain registration rights as more fully described herein.

                                    AGREEMENT

       The parties, intending to be legally bound, agree as follows:

SECTION 1. GENERAL

       1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

              "AFFILIATE STOCKHOLDERS" means each director and executive officer of the Company immediately prior to the Merger and each holder of 5% or more of the outstanding capital stock of the Company immediately prior to the Merger.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

              "REGISTRABLE SHARES" means the shares of Parent Common Stock issued to the Stockholders pursuant to the Reorganization Agreement (including any shares of Parent Common Stock issuable upon the exercise of any stock option assumed by Parent if such shares of Parent Common Stock have not been registered on a Form S-8 Registration Statement at the time of issuance) and any shares of Parent Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; PROVIDED, HOWEVER, that Registrable Shares shall cease to be Registrable Shares when (i) a registration statement covering such Registrable Shares shall have become effective under the

Securities Act, and such Registrable Shares shall have been disposed of in accordance with the Registration Statement, or (ii) such Registrable Shares may be transferred pursuant to Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144") in any single calendar quarter and PROVIDED FURTHER, that Registrable Shares shall include all of the shares of Parent Common Stock held in any "Escrow Account" pursuant to the Escrow Agreement dated of even date herewith among certain of the Stockholders, Parent, the Stockholders' Agent (as defined therein) and State Street Bank and Trust Company of California, N.A., as escrow agent (the "Escrow Agreement").

              "REGISTRATION EXPENSES" shall mean all expenses incurred by Parent in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Parent, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Stockholders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (including the compensation of regular employees of Parent which shall be paid in any event by Parent).

              "REGISTRATION STATEMENT" shall mean any registration statement under the Securities Act, including any final prospectus, exhibit, supplement or any endorsement included in or relating to the registration statement, referenced in Sections 2.1 and 2.2.

              "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

              "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

       2.1    PIGGYBACK REGISTRATION.

              (a) GENERAL. Parent shall notify the Affiliate Stockholders in writing at least seven (7) days prior to the filing of any Registration Statement for purposes of an underwritten, secondary public offering of securities of Parent (excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) (a "Secondary Offering") and will afford each such Affiliate Stockholder an opportunity to include in such Registration Statement all or part of the Registrable Shares held by such Affiliate Stockholder, as determined in accordance with this Section 2.1(a). The aggregate amount of Registrable Securities and other shares of Parent Common Stock to be included in a Secondary Offering (the "Included Shares") will be determined by the Company, considering the advice of the managing underwriters of such Secondary Offering, and the aggregate amount of Registrable Securities included in the Included Shares will be determined by calculating the aggregate amount of Registrable Securities and other shares of Parent Common Stock that the Affiliate Stockholders and the Persons identified on Exhibit E to the Reorganization Agreement (the "Parent Affiliates") propose to include in a Secondary Offering and allocating to the Affiliate Stockholders a pro rata portion of the Included Shares based on their percentage interest in Parent's fully diluted equity (the "Affiliate Stockholders' Pro Rata Portion"). By way of clarification, each Parent Affiliate and each

Affiliate Stockholder shall be entitled to sell in the Secondary Offering the same percentage of their holdings in Parent. Each Affiliate Stockholder desiring to include in any such Registration Statement all or any part of the Registrable Shares held by it shall, within seven (7) days after the above-described notice from Parent, so notify Parent in writing. Such notice shall state the intended method of disposition of the Registrable Shares by such Affiliate Stockholder. The Affiliate Stockholders shall have no further rights under this Section 2.1 following the effectiveness of a Registration Statement under Section 2.2.

              (b) UNDERWRITING. The right of any such Affiliate Stockholder to be included in a Registration pursuant to this Section 2.1 shall be conditioned upon such Affiliate Stockholder's participation in such underwriting and the inclusion of such Affiliate Stockholder's Registrable Shares in the underwriting to the extent provided herein. All Affiliate Stockholders shall enter into a lock -up agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent (the "Secondary Offering Lock-Up") and all Affiliate Stockholders electing to be included in a Registration pursuant to this Section 2.1 shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent; provided, however, that Parent shall not permit the underwriter or underwriters to require the Affiliate Stockholders to sign a Secondary Offering Lock-Up relating to and restricting the resale of their remaining shares of Parent Common Stock with a duration in excess of ninety (90) days from the date of effectiveness of the Registration Statement for a Secondary Offering. If any Affiliate Stockholder disapproves of the terms of any such underwriting, each Affiliate Stockholder may elect to withdraw therefrom by written notice to Parent and the underwriter, delivered at least ten (10) business days prior to the effective date of the Registration Statement. Any Registrable Shares withdrawn from such underwriting shall be withdrawn from the registration.

              (c) RIGHT TO TERMINATE REGISTRATION. Parent shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not any Affiliate Stockholder has elected to include securities in such registration; provided, however, that if Parent terminates or withdraws such registration, Parent shall prepare and file with the SEC the Registration Statement(s) referenced in Section 2.2 hereof within fifteen (15) days of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by Parent in accordance with Section 2.3 hereof.

              (d) LOCK-UP OF PARENT INVESTORS. Parent shall obtain from the investors identified in Schedule E to the Reorganization Agreement an agreement (to which the Stockholders' Agent shall be a party) not to sell, distribute or otherwise transfer any of their shares of Parent Common Stock except in accordance with Section 2.1 hereof or prior to the effectiveness of the Resale Registration Statement contemplated by Section 2.2 hereof.

       2.2 RESALE REGISTRATION. No later than ten (10) days after the date on which a Registration Statement relating to a Secondary Offering is declared effective, Parent shall prepare and file with the SEC one or more Registration Statement(s) covering the resale of the Registrable Shares (the "Resale Registration Statement(s)") not included in and sold under the Registration Statement relating to a Secondary Offering. Parent shall use commercially reasonable efforts to cause the Resale Registration Statement(s) to be declared effective as soon as practicable after the filing thereof, and in no event later than immediately after the expiration of any Secondary Offering Lock-Up. If Parent does not file with the SEC a Registration Statement relating to a Secondary Offering on or prior to February 15, 2000, then Parent shall prepare and file with the SEC the Resale Registration Statement(s) referenced in this Section 2.2 as promptly as practicable and in no event later than March 1, 2000. Subject to the terms of this Agreement, Parent shall use commercially reasonable efforts to cause the Resale Registration Statement(s) to remain effective until the date on which all Registrable Shares covered by the Resale Registration Statement(s) have been sold to the public pursuant to the Registration Statement(s) (the "Registration Effective Period"). The parties hereto acknowledge and agree that Parent may take such action as is necessary to register with the SEC the Registrable Shares for resale on Form S-3 instead of Form S-1 at such time as Parent becomes eligible to use Form S-3 for the registration of shares of its capital stock.

       2.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.1 and 2.2 herein shall be borne by Parent.

       2.4 OBLIGATIONS OF PARENT. Whenever required to effect the registration of the Registrable Shares pursuant to Section 2.1 or 2.2, Parent shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement for the period set forth in Sections 2.1 and 2.2 above.

              (b) Furnish to the Stockholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

              (c) Use its commercially reasonable efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders; PROVIDED that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (d) Use its commercially reasonable efforts to periodically amend such registration statement to include such information as may be necessary (including quarterly financial results for periods after the date such Registration Statement becomes effective) to maintain the effectiveness of the Registration Statement and cause it to contain current information.

              (e) Notify each Stockholder (such notification being referred to herein as the "Notice") covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Promptly thereafter, Parent shall use its commercially reasonable efforts to prepare and file with the SEC (in no event later than five (5) days after the Notice) (such filing date being referred to herein as the "Amendment Date") and furnish to each Stockholder as promptly as practicable a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that in no event shall the total number of trading days from all Notices to all respective Amendment Dates exceed ten (10) in any fiscal quarter of Parent.

              (f) Use its commercially reasonable efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of Parent, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

              (g) To the extent not already covered by the Registration Statement, use its commercially reasonable efforts to promptly amend the Registration Statement to cover, or prepare and file with the SEC a Registration Statement covering, the resale of any shares issued to the Stockholders' Agent as payment for fees and expenses incurred by the Stockholders' Agent under the Escrow Agreement.

       2.5    DELAY OF REGISTRATION; FURNISHING INFORMATION.

              (a) No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

              (b) It shall be a condition precedent to the obligations of Parent to take any action pursuant to Sections 2.1 and 2.2 that the Stockholders shall furnish to Parent such information regarding themselves, the Registrable Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Shares.

       2.6 INDEMNIFICATION. In the event any Registrable Shares are included in a registration statement under Sections 2.1 or 2.2:

              (a) To the extent permitted by law, Parent will indemnify and hold harmless each Stockholder, the partners, officers and directors of each Stockholder, any underwriter (as defined in the Securities Act) for such Stockholder and each person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Parent: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; and Parent will pay as incurred to each such Stockholder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Stockholder, partner, officer, director, underwriter or controlling person of such Stockholder.

              (b) To the extent permitted by law, each Stockholder will indemnify and hold harmless Parent, each of its directors, its officers and each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other Stockholder selling securities under such Registration Statement or any of such other Stockholder's partners, directors or officers or any person who controls such Stockholder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder under an instrument duly executed by such Stockholder and stated to be specifically for use in connection with such registration; and each such Stockholder will pay as incurred any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Stockholder, or partner, officer, director or controlling person of such other Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined in a final, non-appealable decision that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Stockholder.

              (c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to both the indemnifying party and the indemnified party; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

              (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Stockholder hereunder exceed the net proceeds from the offering received by such Stockholder.

              (e)    The obligations of Parent and Stockholders under this
Section 2.6 shall survive completion of any offering of Registrable Shares in a Registration Statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

       2.7 RULE 144 REPORTING. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Shares to the public without registration, Parent agrees to:

              (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times;

              (b) File with the SEC, in a timely manner, all reports and other documents required of Parent under the Exchange Act; and

              (c) So long as a Stockholder owns any Registrable Shares, furnish to such Stockholder forthwith upon request: a written statement by Parent as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of Parent; and such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

       2.8 CESSATION OF OFFERING. Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.4(e) (and subject to the limitations set forth herein), each Stockholder shall immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such shares until the Stockholders' receipt of the copies of the supplemented or amended prospectus contemplated by
Section 2.4(e), and, if so directed by Parent, deliver to Parent all copies of the prospectus covering such Registrable Shares in such Stockholder's possession at the time of receipt of such notice.

       2.9 NO MORE FAVORABLE RIGHTS. Parent has not and shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect except (i) to the extent such more favorable rights have been modified or waived in connection with the transactions contemplated by the Reorganization Agreement and (ii) to the extent the rights issued under the Registration Rights Agreement entered into in connection with the acquisition of Net Effect Systems, Inc. may be deemed to be more favorable than or inconsistent with any of those contained herein.

SECTION 3. MISCELLANEOUS

       3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

       3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Stockholder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Parent pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Parent hereunder solely as of the date of such certificate or instrument.

       3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Shares from time to time; PROVIDED, HOWEVER, that prior to the receipt by Parent of adequate written notice of the transfer of any Registrable Shares specifying the full name and address of the transferee, Parent may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price. The obligations contained in this Agreement shall be assumed by any successor in interest of Parent.

       3.4 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

       3.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       3.6 AMENDMENT AND WAIVER. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Parent and the Stockholders owning of record at least seventy-five percent (75%) of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this Section 3.6 shall be binding upon each Stockholder and Parent; PROVIDED, HOWEVER, that no such amendment or waiver shall disproportionately affect a Stockholder adversely without such Stockholder's consent. By acceptance of any benefits under this Agreement, the Stockholders hereby agree to be bound by the provisions hereunder.

       3.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

       3.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

       3.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

       3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       This Registration Rights Agreement has been executed and delivered as of the date first stated above.

ASK JEEVES, INC.


By:
   ----------------------------------------

Name:
     --------------------------------------

Title:
      -------------------------------------



     SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

STOCKHOLDER:


By:
   ----------------------------------------

Name:
     --------------------------------------

Title:
      -------------------------------------




     SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A

                                  STOCKHOLDERS

                                    EXHIBIT L

            FORM OF LEGAL OPINION OF TESTA, HURWITZ & THIBEAULT, LLP

                                    EXHIBIT M

                   FORM OF LEGAL OPINION OF COOLEY GODWARD LLP

                                    EXHIBIT N

                       FORM OF TAX REPRESENTATION LETTERS